Exhibit 10.8

Certain material (indicated by three asterisks in brackets [***]) has been omitted from this document because it is both (1) not material and (2) would be competitively harmful if publicly disclosed.

Execution Version

MASTER SERVICES AGREEMENT

between

GAZELLE UNIVERSITY,

an Arizona nonprofit corporation

(to be renamed Grand Canyon University)

and

GRAND CANYON EDUCATION, INC.,

a Delaware corporation

i

TABLE OF CONTENTS

(Cont’d)

ii

TABLE OF CONTENTS

(Cont’d)

			Page No.

15.	Duty to Cooperate		27

16.	Survival of Obligations		27

17.	Insurance		27

18.	Miscellaneous		28

	18.1	Notices	28
	18.2	Amendment; Waiver	28
	18.3	Assignment	30
	18.4	Third Party Rights	30
	18.5	Choice of Law	30
	18.6	Headings	30
	18.7	Entire Agreement	30
	18.8	Severability	30
	18.9	Counterparts	31
	18.10	Further Assurances	31
	18.11	Dispute Resolution	31
	18.12	Certain Interpretive Matters	32

Exhibits:

Exhibit A - Definitions
Exhibit B - Description of Services
Exhibit C - Form of Services Addendum
Exhibit D - Pricing and Payment Terms; Other Agreements
Exhibit E - University Marks

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MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (the “Agreement”) is entered into as of this 1st day of July, 2018 (the “Effective Date”) by and between GRAND CANYON EDUCATION, INC., a Delaware corporation (“Provider”), and GAZELLE UNIVERSITY, an Arizona non-profit corporation (to be renamed Grand Canyon University) (“University”) (each, a “Party” and, collectively, the “Parties”).

A.                                    On the date hereof, University and Provider consummated certain transactions contemplated by an Asset Purchase Agreement, dated the date hereof (the “Asset Purchase Agreement”), pursuant to which University acquired the School Assets (as defined in the Asset Purchase Agreement) previously owned by Provider.

B.                                    Effective immediately following the consummation of the transactions contemplated by the Asset Purchase Agreement, University changed its name to “Grand Canyon University.”

C.                                    University operates the postsecondary educational institution known as “Grand Canyon University” and conducts Educational Activities on the Campus.

D.                                    University has determined that it is in the best interests of University and its students, faculty and staff to engage Provider to provide to University certain Services as such Services are (i) set forth in this Agreement, (ii) set forth in one or more Services Addenda to this Agreement, or (iii) mutually agreed by the Parties in writing, and has further determined that the terms of this Agreement, including the Services Fees payable hereunder, are fair to the University.

E.                                    University has further determined that the implementation of the services relationship between University and Provider as set forth in this Agreement is in alignment with University’s mission and that the Services to be provided by Provider to University hereunder will assist University in fulfilling that mission.

F.                                     Provider desires to provide such Services to University.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in Exhibit A to this Agreement or given to them in Exhibit B to this Agreement.

2.                                      Certain Representations, Warranties and Covenants of the Parties.  Each Party hereby represents, warrants and covenants that, during the Initial Term of this Agreement and any Renewal Term: (a) it has the requisite corporate power and authority to enter into this Agreement; (b) the performance by such Party of its obligations under this Agreement shall not constitute a material breach of, or otherwise contravene the terms of, any other agreement to which it is a party or under which it is otherwise bound; and (c) it has obtained or will obtain all third party consents, authorizations and approvals (including Educational Approvals in the case of University) necessary for it to perform its obligations and exercise its rights under this Agreement.

3.                                      Services Provided to University.

3.1                               Services to be Provided; Exclusivity.  Provider shall, subject to the terms and conditions in this Agreement and any applicable Services Addenda, provide to University the specific set of technological, marketing, promotional, development and/or support Services as are set forth on Exhibit B to this Agreement and in any Services Addenda.  Additional Services (and the terms thereof) may be added pursuant to the execution of a Services Addendum.  Services may be terminated as provided in this Agreement or in the applicable Services Addendum.  Subject to Provider’s performance of its obligations hereunder and to Provider’s right to cure any failure by Provider to perform after receipt of written notice from University and except as otherwise provided herein, [***].  University will not contract with any third party for the performance of any Exclusive Services, in each case without the prior written consent of Provider to be granted in Provider’s sole discretion.  The Parties also acknowledge the exclusive nature of certain of the licenses granted to Provider in Section 10 (Intellectual Property Rights).  University’s determination to seek a third party provider to provide Services, other than the Exclusive Services, shall have no effect on University’s obligation to pay the Services Fees pursuant to Section 5 (Fees and Payments) and as set forth and calculated on Exhibit D to this Agreement.

3.2                               Location of Services; Subcontracting.  Provider shall provide the Services from, and using Services Personnel located at, Provider’s premises; provided that Provider may provide certain Services at the Campus as contemplated by this Agreement and as reasonably necessary or appropriate for Provider to provide the Services.  Notwithstanding the foregoing, Provider may subcontract the performance of any one or more of the Services to third parties (a) to the same extent that any such Services were subcontracted to third parties in the normal course of Provider’s business prior to the Effective Date and (b) as otherwise determined by Provider; provided that Provider shall remain responsible and liable for the performance, acts and omissions of all such third party subcontractors; and provided further that Provider shall not subcontract the performance of substantially all the Services.

3.3                               Services Addenda.  To add Services in addition to those described in Exhibit B, or to delete or materially change Services set forth on Exhibit B, the Parties shall enter into one or more services addenda substantially in the form attached hereto as Exhibit C (“Services Addenda”) which Services Addenda shall be numbered sequentially (e.g., Services Addendum C-1, Services Addendum C-2, etc.).  Each Services Addendum will be effective only when signed by authorized representatives of the Parties and once finalized and signed by the Parties, shall be incorporated by reference and deemed part of this Agreement.  In the event of a conflict between the terms of any Services Addendum and the body of the Agreement, the terms and conditions of the Agreement shall control to the extent of the conflict (unless the Services Addendum specifically identifies and overrides the conflicting term(s), in which event, the terms of the Services Addendum shall control for such Services Addendum).  Notwithstanding anything to the contrary, the term “Services Addenda” will also include any other written documents exchanged by the Parties pursuant to which the Parties agree that Provider will provide Services in addition to those described in Exhibit B to University.  For purposes of clarity, the Parties acknowledge and agree that any and all editions, versions, formats, improvements, enhancements, updates, or

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other changes of or to the Provider Intellectual Property (including the Platform) (collectively, “Updates”) that (a) are developed by Provider in the ordinary course (whether on Provider’s own initiative, at the specific request of University, or otherwise) in connection with providing the Services hereunder shall be promptly provided to University as part of the Services set forth on Exhibit B to this Agreement, shall not be deemed to constitute additional Services, shall not require a Services Addenda, and shall not otherwise result in an additional fee or other charge to University, and (b) are (i) independently developed by Provider otherwise than in connection with providing the Services hereunder (including any such Updates as may be developed in the course of providing services to other third parties), or (ii) developed by Provider, other than in the ordinary course, at the specific request of University, shall, in each case, be deemed to constitute additional Services and, if desired by University, shall require a Services Addenda and shall be subject to additional fees or other charges as mutually negotiated by the Parties.

3.4                               Services and Performance Standards.  Pursuant to the terms and conditions of this Agreement, Provider will use commercially reasonable efforts to provide to University the Services in accordance herewith and any applicable performance standards set forth on Exhibit B and in the applicable Services Addendum.  Provider shall perform the Services in a good and workmanlike manner and (subject to Section 3.6 (Compliance with Laws)) in accordance with all Applicable Laws.  University will use commercially reasonable efforts to perform its obligations under this Agreement.

3.5                               Provision of Information; Access.  University shall, during the Initial Term of this Agreement and any Renewal Term, make available to Provider on a timely basis all Books and Records within University’s reasonable control, and provide Access to Provider’s personnel, to the extent reasonably necessary for Provider to perform each of the Services.  In furtherance of the foregoing, and subject to Provider’s compliance with the terms of this Agreement, University shall provide Provider with immediate and ongoing Access to University’s enrollment, marketing and other data in Provider-hosted systems as necessary to facilitate the provision of the Services.  The Parties agree that Provider shall have no liability for any failure to perform, or for the late performance of, any Services to the extent such Services require Books and Records possessed, prepared or generated by University, or Access to be given to Provider’s personnel, to the extent that University shall have failed to provide or make available the same or to cause the same to be provided or made available to Provider in accordance with Provider’s reasonable written or oral (if promptly confirmed in writing) requests, and such failure by University is the cause of Provider’s lack of or delay in performance.  Provider shall require that the Services Personnel comply with all business, administrative, security and other policies of University that otherwise would apply to University personnel in roles providing such Services and that are provided by University to Provider in writing.  Provider shall use such Access only as reasonably necessary in connection with providing the Services and shall not use such Access for any purpose or activity unrelated to providing the Services.

3.6                               Compliance with Laws.  The Parties agree that each Party shall perform its respective obligations hereunder in compliance with the Applicable Laws that apply to such Party’s performance under this Agreement.  For the avoidance of doubt, Provider shall not be responsible for University’s compliance with the Applicable Laws that apply to University’s Educational Activities (including the Educational Laws), even if the performance of the Services relate to such Applicable Laws, unless (a) Provider failed to provide specific Services expressly

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set forth herein or in a Services Addendum in accordance with the terms hereof or such Services Addendum, (b) such failure was the result of the gross negligence or willful misconduct of Provider (or Provider’s Services Personnel or Services Personnel of subcontractors used by Provider), (c) such failure directly causes University’s failure to comply with Applicable Laws, or (d) such failure results from Provider’s non-compliance with certain Educational Laws applicable to Provider as set forth in Section 3.7 (Provider’s Compliance with Certain Educational Laws) below. Neither Provider nor its Affiliates (nor its subcontractors) shall be required to provide any Services to the extent that providing such Services would require Provider or its Affiliates or subcontractors to violate any Applicable Law; provided, that promptly upon learning of such Applicable Law, Provider shall deliver reasonable written notice thereof to University, and Provider shall reasonably cooperate with University to mitigate the impact of Provider being unable to provide such Services, including the development and implementation of a reasonable work-around or reasonable revision to such Services as necessary to comply with such Applicable Law, which work-around or revisions shall be set forth in an amendment to this Agreement or in a Services Addendum, as applicable.

3.7                               Provider’s Compliance with Certain Educational Laws.  In furtherance of Provider’s obligations under Section 3.6 (Compliance with Laws):

3.7.1                     Personal Information and Privacy.  Provider acknowledges that University is subject to internal policies, laws, and regulations that govern and restrict the collection, storage, processing, dissemination, and use of education records, including non-public personal information that relates to applicants to University and its Programs, internship participants and University’s students and personnel that could be used, either directly or indirectly, to identify such person (collectively, “Personal Information”). In the performance of Provider’s obligations under this Agreement, Provider shall and shall cause its employees, agents, servants, principals, and any subcontractors to, at all times, comply with all Applicable Law, including Educational Laws, and University policies, including privacy and information security laws and regulations and University policies regarding Personal Information. Without limiting the generality of the foregoing and subject to University’s oversight, Provider agrees (a) not to collect, store, process, disseminate, or use any such Personal Information obtained from University except to the extent expressly permitted or required in the performance of its Services under this Agreement, (b) to store all such Personal Information only in encrypted or otherwise secure form on Provider’s computer systems, and (c) except as permitted in this Agreement, not to sell, distribute, release or disclose lists or compilations of any items of Personal Information without the prior written consent of University or of the subject(s) of the Personal Information to be released or disclosed. Any disclosure of Personal Information by Provider in the performance of its obligations hereunder shall be made only on a “need-to-know” basis and subject to an applicable confidentiality agreement or other obligation substantially similar to the confidentiality, privacy and information security requirements imposed on Provider under this Agreement and Applicable Law. To the extent Provider utilizes subcontractors to perform Services under this Agreement, Provider shall require each such subcontractor to agree in writing to substantively similar terms, obligations, and restrictions contained in this Agreement.

3.7.2                     Student Privacy Rights. Without limitation of its obligations under Section 3.7.1 above, (a) Provider shall take all commercially reasonable measures to protect the Personal Information of University students consistent with the Family Education Rights and

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Privacy Act, as amended, and the rules and regulations thereunder (“FERPA”) and other Applicable Law, (b) Provider shall furnish University a copy of Provider’s information security procedures for the storage and handling of education records and other Personal Information prior to the commencement of Provider’s handling and processing of such records and information, (c) Provider shall furnish University a copy of any update or other modification of such security procedures, and (d) such security procedures and all updates and modifications thereof shall be subject to University’s written approval. Provider shall not disclose, release, or otherwise authorize access to Personal Information without written authority of University and/or the students to the extent required under FERPA, or as may be required by judicial order or lawfully issued subpoena. Upon request, Provider shall meet and confer with University to discuss Provider’s information security procedures for the storage and handling of Personal Information.

3.7.3                     Agency Regarding Student Information. In order to satisfy FERPA and regulatory requirements applicable to University, Provider is hereby appointed as an agent of University’s Office of Academic Records for the use of student education records and other Personal Information solely for the purpose of providing the Services hereunder throughout such students’ tenures at University and attendance in its Programs and thereafter, including, without limitation, counseling of prospective students and continuing contact with graduates of University.

3.7.4                     Timely Notice of Breach. Provider shall promptly notify the University Registrar of any unauthorized access, use, or disclosure (“Breach”) of any Personal Information or of University’s Confidential Information of which it becomes aware.  Provider shall take reasonable steps to limit and investigate a Breach occurring as a result of Provider’s action or inaction, and Provider shall be responsible to the extent of Provider’s fault for the cost of notifying individuals whose Personal Information have been Breached as a direct result of Provider’s action or inaction, and any reasonable or court-ordered remedial action.

3.7.5                     HEA Section 495 Compliance. Provider shall remain in compliance with HEA Section 495. Without limiting the foregoing, Provider shall have and maintain security mechanisms in place to ensure that each student registering for a Course is the same student who participates in the Course or receives Course credit. Such security mechanisms shall include one or more of the following methods: (a) a login and pass code procedure; (b) proctored examinations; and (c) new or other technologies and practices that are effective in verifying student identification.

3.7.6                     Marketing Laws and Regulations; No Misrepresentation.  Provider agrees to comply with all federal, state or local laws, statutes, rules and regulations concerning consumer and student marketing, including but not limited to the DOE misrepresentation regulations (34 C.F.R. §668.71-75), the CAN-SPAM Act of 2003, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Telecommunications Act, Section 5 of the Federal Trade Commission Act and any amendments thereto, and any regulations promulgated thereunder. Any communications with prospective or exiting students shall follow scripts or use advertising or web materials approved by University. Provider shall make no misrepresentation concerning University, including about any of its Programs, financial charges or the employability of its graduates.

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3.7.7                     Incentive Compensation Rule.  Provider shall compensate its employees and agents engaged in the recruitment of University’s students and in the awarding of financial aid, and those responsible for such employees and agents, only in accordance with the provisions of HEA Section 487(a)(20) (20 U.S.C. § 1094(a)(20)), or any successor provision, and the regulations promulgated thereunder by the DOE (currently located at 34 C.F.R. § 668.14(b)(22)), commonly referred to as the Incentive Compensation Rule. Provider represents and warrants that this Agreement falls under Example 2-B, page 12 of the Dear Colleague letter titled “Implementation of Program Integrity Regulations” from the U.S. Department of Education issued on March 17, 2011 (including any amended or successor DOE guidance, the “Guidance”).  Provider further covenants and agrees that it will fully comply with the Guidance during the Initial Term and any Renewal Terms.

3.8                               Compliance with University Policies and Standards; Fulfillment of University Mission.

3.8.1                     Provider acknowledges that University has established, and maintains and enforces, policies with regard to fair and ethical behavior in its day-to-day operations, copies of which have been provided to Provider.  Provider agrees that it shall perform the Services and otherwise abide by its obligations under this Agreement in full compliance with any such generally applicable ethics policies, as the same may be updated from time to time.  University agrees to notify Provider promptly in writing if University updates or amends such policies and to provide Provider with reasonable advance notice of the implementation of such updates or amendments to enable Provider to achieve compliance therewith.

3.8.2                     In addition to the matters described in Section 3.8.1, Provider acknowledges that certain Services, as listed and described in Exhibit B, are to be provided subject to University’s oversight and approval, or pursuant to written plans and procedures approved by University (such as quality control standards governing the provision of student support services counseling under Section 3 of Exhibit B).  Provider agrees that, in its provision of the Services, it shall accept such oversight and/or approval requirements and abide by any such written plans and procedures.

3.8.3                     Provider is aware of University’s mission and, in the performance of the Services hereunder, will use its reasonable efforts to assist University in fulfilling that mission.  Provider shall have no authority pursuant to this Agreement with respect to (a) the election or appointment of University’s board of trustees or corporate officers, (b) the engagement, dismissal, reprimand, or other management of University faculty or personnel, or (c) any aspect of University’s internal human resources, business or administrative policies.

3.9                               Services Personnel.  Provider shall determine the appropriate personnel (the “Services Personnel”) to provide the Services.  Provider will have full and complete authority to engage, dismiss, reprimand, or otherwise manage all Services Personnel; provided, that, if and to the extent Provider is hiring or providing Services Personnel to provide student support services counseling under Section 3 of Exhibit B, such Services Personnel shall meet the same or superior qualifications as such personnel hired directly by University, as determined by University in its reasonable discretion.  University expressly understands and agrees that any actions by Provider with respect to the Services Personnel shall be in accordance with Provider’s internal human

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resources, business or administrative policies in effect from time to time and that University shall have no authority pursuant to this Agreement with respect to any aspect of such policies of Provider.

3.10                        Removal of Personnel.  If University shall reasonably determine that one or more of the Services Personnel providing the Services hereunder (including Services Personnel of any subcontractor used by Provider) are ineffective or otherwise unsuitable to perform the Services, University may send written notice to Provider identifying such Services Personnel and the nature of the ineffectiveness or lack of suitability (e.g., offensive behavior, security concerns, lack of qualifications or the like).  Upon University’s reasonable written request, Provider shall, in its discretion, as promptly as is practical, provide substitute Services Personnel or take appropriate steps to ensure that the Services Personnel performing the Services perform said Services effectively.  Nothing in this Section or this Agreement shall require Provider to (a) hire additional employees or consultants to serve as Services Personnel, or (b) terminate the employment of any Services Personnel.

3.11                        Points of Contact; Designees.  Each of Provider and University will name a point of contact for the Services that are the subject of this Agreement or any Services Addendum (each, a “Designee”).  Each Party may also designate one or more alternate Designees (each, an “Alternate Designee”) empowered to act in the place of the Designee if the Designee is unavailable, and while acting in such capacity the Alternate Designee will be deemed the Designee for purposes of this Agreement.  University’s Designee and any Alternate Designee of University shall be free of any conflict of interest with respect to Provider and this Agreement as determined under University’s conflict of interest policy.  Additionally, University’s Designee shall report to the MSA Committee established under the University Bylaws.  Designees shall be responsible for supervising and coordinating the performance of the Services, including using good faith efforts to resolve any disputes or issues that may arise during the performance of the Services hereunder on a day-to-day basis.  Any dispute among the Parties relating to any Services or this Agreement shall be handled as provided in Section 18.11 (Dispute Resolution).  Each Party shall designate an initial Designee by written notice to the other Party and may designate a successor Designee by written notice to the other Party.  In addition, each Service Addendum may identify Designees for the Services described in such Service Addendum and such Designees will be the Designees for such Service Addendum. University shall at all times maintain the University Bylaws and other policies as necessary to comply with this Section 3.11 (Points of Contact; Designees).

3.12                        Disclaimer of Warranties.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 2 (REPRESENTATIONS OF THE PARTIES) AND SECTION 3.4 (SERVICES AND PERFORMANCE STANDARD), OR AS SPECIFICALLY SET FORTH IN EXHIBIT B, PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES IN RESPECT OF THE SERVICES OR ANY ITEMS TO BE DELIVERED OR PROVIDED TO UNIVERSITY OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, OR ANY WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE, AND PROVIDER HEREBY DISCLAIMS THE SAME.

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4.                                      University Roles and Responsibilities.

4.1                               Sole Control Over University and Academic Matters.  Anything herein to the contrary notwithstanding, the Parties acknowledge and agree that University is solely responsible for, and will provide and perform at its sole cost and expense, and within its sole discretion and oversight, during the Initial Term and any Renewal Term, the following roles and responsibilities as they relate to Programs and Courses offered by University and Educational Activities conducted by University, as well as such other roles and responsibilities as may be required to be performed solely by University under Applicable Laws (including Educational Laws and requirements of Accrediting Bodies and Educational Agencies):

4.1.1                     Seeking and obtaining any required Educational Approvals or Educational Consents;

4.1.2                     Setting the qualifications for, overseeing the verification of the credentials of, and hiring, appointing, training (and creating related training content), compensating, and supervising faculty to teach the Courses comprising the Programs and providing reasonably sufficient faculty and staff as necessary to offer the Programs, conduct the Educational Activities and perform University’s responsibilities under this Agreement;

4.1.3                     Reviewing, selecting, structuring and adopting, and ensuring the quality of, the curricula and related Course Materials for the Courses in the Programs, establishing the modalities by which to deliver the Courses, and providing institutional and academic guidance, evaluation and oversight for the Programs;

4.1.4                     Overseeing the development, maintenance, and operation of the Programs and ensuring an appropriate number and selection of Programs and Courses;

4.1.5                     Setting appropriate standards for admission to, and implementing the admissions policies applicable to, University and any particular Program, including overseeing the application and enrollment process and making decisions as to the admission to University and any particular Program of applicants who meet the requisite admission standards, in compliance with Applicable Law;

4.1.6                     Overseeing the instruction of Courses and related student and academic support activities and functions;

4.1.7                     Setting standards for student performance and the evaluation of that performance, including through the monitoring of student progression and outcomes;

4.1.8                     Setting the requirements for the achievement of credit for Courses successfully completed, the achievement of applicable degrees following completion of a Program, determining those students who qualify to receive such credit or such degrees, granting such degrees, and determining graduation requirements;

4.1.9                     Entering into all agreements and other necessary documentation with students regarding their enrollment in the Programs and their receipt of student financial aid pursuant to applicable Title IV Programs or other financial assistance programs;

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4.1.10              Receiving all tuition, fees and other amounts (such as room and board) from, or on behalf of, students;

4.1.11              Overseeing all matters related to student discipline and the establishment and administration of appropriate processes related thereto;

4.1.12              Maintaining all academic and administrative records for students who are enrolled in or seeking enrollment in a Program at University; and

4.1.13              Providing students with appropriate academic facilities on the Campus or at other locations determined by University, as well as housing to students in accordance with its ordinary course practices.

4.2                               Reporting of Approvals.  If reasonably requested by Provider in writing, University will provide to Provider a regulatory compliance report reflecting the ongoing status of any Educational Approvals being sought by University and obtained by University in order for University to offer each of the Courses and Programs.

4.3                               Feedback and Complaints.  University has or will develop appropriate mechanisms by which it will solicit feedback from students receiving the Services as well as from University faculty and staff who receive or are otherwise involved in overseeing the Services, and will also have in place a process to review any complaints from faculty or students about the Services and Provider’s performance thereof, which process shall be similar to, and consistent with, University’s established complaint policies and procedures.  The Parties agree to utilize the information obtained from such feedback and from such complaint process to determine whether any changes may be required to the Services or the performance standards herein, which changes may be made in the manner provided in Section 3.3 (Services Addenda), Section 18.2 (Amendment; Waiver) or otherwise in the Agreement.  In addition, the information obtained from such feedback and such complaint process shall be considered in connection with any examination performed pursuant to Section 5.4 (Examination) of the Agreement.

4.4                               Other Responsibilities.  University shall have other responsibilities related to the provision of Services by Provider, as set forth in Exhibit B and in any Services Addenda.

5.                                      Fees and Payments.

5.1                               Services Fees; Payment Terms.  The fees payable by University to Provider in respect of the Services provided under this Agreement (such fees, the “Services Fees”) shall be determined and paid in accordance with (a) the terms set forth in Exhibit D, as Exhibit D may be amended by written agreement of the Parties from time to time, and (b) the terms in any applicable Services Addendum. Notwithstanding anything to the contrary in this Agreement, if Provider provides services to University that are not set forth in this Agreement or on a Services Addendum, such services shall nevertheless be “Services” for purposes of this Agreement and the Parties shall endeavor, as promptly as possible, to add such new services to a Services Addendum; provided that, unless otherwise agreed in such Services Addendum, payment for such new services shall covered by the amounts paid by University to Provider as set forth on Exhibit D to this Agreement.

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5.2                               Delinquent Payments.  Services Fees due under this Agreement that are not paid or not reasonably and in good faith disputed by University in writing within thirty (30) days of the date of an invoice therefor, with such written notice detailing why such disputed fees are not due, shall accrue simple interest at the prime rate as quoted in the Wall Street Journal plus one percent (1.0%) per annum or, if lower, the maximum rate permitted by Applicable Law, from the date due until paid in full.  If University does not reasonably and in good faith dispute in writing the fees invoiced by Provider within sixty (60) days of the date of the applicable invoice, with such written notice detailing why such disputed fees are not due, Provider may suspend performance of all or a subset of the Services, may terminate this Agreement by written notice (including after any such suspension), and may seek any other remedies available to it, whether legal, contractual, equitable or otherwise.  For the avoidance of doubt, undisputed fees on an invoice shall be payable as provided in this Agreement, and University may only withhold the amounts disputed in good faith as set forth in University’s written notice disputing fees invoiced.  In the event that University disputes the Services Fees invoiced as provided above, the Parties will expeditiously work together in good faith to resolve such dispute.  Disputes related to Services Fees arising in connection with examinations conducted under Section 5.4 (Examinations) shall be administered as provided under that Section.

5.3                               Books and Records; Audited Financial Statements.

5.3.1                     Books and Records.  Each Party shall maintain consistently applied, accurate and complete Books and Records, including as are necessary:  (a) to substantiate the Services Fees paid by University to Provider, (b) to substantiate the information in any reports required to be delivered pursuant to this Agreement, including Exhibit B, and (c) to perform any reconciliation under Section 3 of Exhibit D.  Each Party shall maintain such Books and Records at, or accessible from, such Party’s principal place of business for the period of time required under Applicable Law, but not less than ten (10) years after creation.

5.3.2                     Audited Financial Statements.  Each Party shall deliver to the other Party each year, promptly upon completion thereof, its Audited Financial Statements; provided, that Provider will be deemed to have delivered its Audited Financial Statements to University if (a) Provider has filed such Audited Financial Reports with the Securities Exchange Commission via the EDGAR filing system and such reports are publicly available, or (b) the reports are posted on Provider’s website.

5.4                               Examinations.  During the twelve (12) month period following receipt of any report (including any reconciliation report) delivered under Section 3 of Exhibit B, each Party shall have the right to examine and audit (or cause its external auditors to examine and audit) the Books and Records of the other Party as necessary to verify the examined Party’s compliance with the terms of this Agreement, including the calculation of any of the information required to be included in any such reports.  In addition, each Party shall have the right to examine and audit (or cause its external auditors to examine and audit) the compliance by the other Party with such other Party’s performance obligations under this Agreement.  All examinations shall be performed in accordance with the following terms:

5.4.1                     The examined Party shall reasonably cooperate with the examining Party in conducting any such examination.  The examining Party and its representatives (including

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its external auditors) shall keep all information obtained during any such examination confidential pursuant to and in accordance with Section 9 (Confidentiality).

5.4.2       Examinations shall:  (a) be performed, upon not less than five (5) Business Days’ advance written notice to the examined Party, at the examined Party’s principal place of business (or other location mutually agreed by the Parties in writing) during normal business hours, (b) be performed no more frequently than twice during each Fiscal Year (or portion thereof) by any Party (except for examinations to ensure that a previously discovered problem is not reoccurring), (c) not be conducted in a manner that unreasonably interferes with the examined Party’s course of business, and (d) subject to delays outside the control of the Parties, be concluded within one hundred and eighty (180) days of commencement of the examination.

5.4.3       The examining Party may perform examinations hereunder using its external auditors, in which case the examined Party shall permit entry of the examining Party’s external auditors to its principal place of business to perform inspections of the examined Party’s Books and Records.

5.4.4       If any examination made pursuant to this Section 5.4 (Examinations) reveals that (a) any calculation, or any set off or credit, or payments to or from University or Provider under this Agreement have not been made in accordance with the terms of this Agreement (a “Payment Failure”), or (b) a Party has failed, in any material respect, to comply with its performance obligations under the Agreement (a “Performance Failure”), then the examining Party shall promptly deliver to the examined Party written notice specifying the nature of any Payment Failure or Performance Failure and providing the data and information necessary, or requested, to support such claim (an “Examination Notice”).  Following its receipt of any such Examination Notice, the examined Party will have a period of thirty (30) days to dispute in writing to the examining Party any of the findings contained in the Examination Notice.  If the examined Party fails to dispute the findings in the Examination Notice during such thirty (30) day period, then the results of the examination set forth in the Examination Notice shall become final and binding on the Parties.  If the examined Party disputes any findings in the Examination Notice within the applicable thirty (30) day period in accordance with this Section, then the Parties will work together in good faith for a period of up to thirty (30) days to seek to resolve the disputed matter, including the exchange of underlying information and records as reasonably requested.  Should no resolution be reached within the first fifteen (15) days of said period, such efforts to resolve the disputed matter shall include escalating the matter to the Parties’ respective Designee and/or Senior Designee.  If the Parties agree in writing to the resolution of any disputed matters during the thirty (30) day negotiation period described above, then the terms of such written agreement shall be final and binding on the Parties with respect to such resolved matters.

5.4.5       In the case of a Payment Failure, if any of the disputed matters remain unresolved at the end of the thirty (30) day negotiation period described in Section 5.4.4 above or in the case of any disagreements between the Parties regarding any payment or reconciliation thereof, then such disputed matters shall be resolved by an Independent Accounting Firm in accordance with this Section 5.4.5.  For purposes of this Agreement, “Independent Accounting Firm” means either:  (a) a nationally recognized independent chartered accounting firm mutually agreed upon and engaged by Provider and University within thirty (30) days after the expiration of the applicable time period for the Parties to resolve their disputes through

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negotiations, or (b) if Provider and University are unable to mutually agree upon and engage the Independent Accounting Firm during such thirty (30) day period, then, no later than thirty (30) days thereafter, each of Provider and University shall select and engage a nationally recognized independent accounting firm and those two accounting firms will promptly, but in no event more than twenty (20) days later, select and engage a third nationally recognized independent accounting firm, which third accounting firm shall serve as the Independent Accounting Firm.  Notwithstanding the foregoing, in the case of the application of clause (b) of this definition, if either Provider or University fails to timely engage an accounting firm, then the Independent Accounting Firm will be the accounting firm timely engaged by the other Party.  Within thirty (30) days after the Independent Accounting Firm has been engaged, Provider and University shall each submit a written statement to the other Party and the Independent Accounting Firm identifying in reasonable detail such Party’s calculation of each disputed amount.  If either Party fails to timely submit its written statement to the other Party and the Independent Accounting Firm, or if either Party fails to timely provide Books and Records requested by the other Party, then the Independent Accounting Firm shall resolve such disputed matters in accordance with the written statement of the Party that was timely submitted.  Otherwise, the Independent Accounting Firm shall resolve each disputed amount by selecting either the calculation submitted by Provider or the calculation submitted by University, based on which calculation the Independent Accounting Firm determines to be more accurate.  The Independent Accounting Firm shall submit its final written report to the Parties within sixty (60) days (or such other time period as the Parties mutually agree in writing) after the deadline for the Parties to submit their written statements to the Independent Accounting Firm.  For the avoidance of doubt, the Independent Accounting Firm shall only decide the specific items under dispute by the Parties and its decision for each disputed amount must be either the calculation submitted by Provider or by University and not a different calculation it performs.  In connection with the resolution of the disputes, each of the Parties shall make available to the other Parties and the Independent Accounting Firm, as the case may be, such Books and Records, documents, work papers, facilities and other information as such Party or the Independent Accounting Firm may reasonably request to resolve the dispute.  The Independent Accounting Firm determination made in accordance with this Section will be final and binding upon the Parties and will not be subject to appeal, absent fraud or manifest error.

5.4.6       In the case of a Performance Failure, if any of the disputed matters remain unresolved at the end of the thirty (30) day negotiation period described in Section 5.4.4 above or in the case of any disagreements between the Parties regarding any cure thereof, then such disputed matters shall be resolved pursuant to Section 18.11 (Dispute Resolution).

5.4.7       Each Party shall be responsible for its own costs and fees relating to any dispute resolution pursuant to Section 5.4.5 or Section 5.4.6 above.

5.4.8       Provider agrees that University may provide the results of any examination undertaken pursuant to this Section 5.4 (Examinations) to any Educational Agency, including HLC, upon such Educational Agency’s request.

6.             Term, Termination.

6.1          Term.  The initial term of this Agreement (the “Initial Term”) shall commence on the Effective Date and, unless earlier terminated as provided in this Agreement,

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shall continue until the earlier of (a) the fifteenth (15th) anniversary of the Effective Date, or (b) with respect to any particular Service being provided hereunder, such other termination date as is mutually agreed by the Parties in writing or set forth in a Services Addendum related to any additional Service added hereto.  Unless earlier terminated as provided in this Agreement, this Agreement shall automatically renew for successive five (5) year terms (each, a “Renewal Term”).

6.2          Non-Renewal of Initial Term or Any Renewal Term; Fee Payable.  Either Party may elect not to renew this Agreement at the end of the Initial Term or any subsequent Renewal Term by giving the other Party written notice of such election not to renew not less than eighteen (18) months’ prior to the end of such Initial Term or subsequent Renewal Term.  If University gives written notice to Provider of its decision not to renew this Agreement, then, as a condition to the expiration of such Initial Term or Renewal Term, University shall pay, and Provider shall have the right to receive, on the last day of such Initial Term or Renewal Term, as applicable, the Non-Renewal Fee by wire transfer of immediately available funds.

6.3          Early Termination of Initial Term; Fee Payable.  Prior to the expiration of the Initial Term, University may elect to terminate this Agreement upon or following the later of (a) the seventh (7th) anniversary of the Effective Date, and (b) the payment in full of the Senior Secured Note.  Such termination shall be effected by providing Provider with written notice of termination not less than eighteen (18) months’ prior to the proposed date of termination, specifying therein the effective date of termination.  If University gives written notice to Provider of its decision to terminate this Agreement in accordance with this Section 6.3 (Early Termination of Initial Term; Fee Payable), then, as a condition to such termination, University shall pay, and Provider shall have the right to receive, on the effective date of termination the Early Termination Fee by wire transfer of immediately available funds.

6.4          Termination of Agreement for Breach.  Subject to the provisions of Section 3.11 (Points of Contact; Designees), Section 5.4 (Examinations) and Section 18.11 (Dispute Resolution), this Agreement may be terminated by either Party (such Party defined herein for convenience as the “Non-Defaulting Party”) upon a Performance Failure by the other Party (such other Party defined herein for convenience as the “Defaulting Party”) where such Performance Failure has a material adverse effect on the Non-Defaulting Party or its business.  The Non-Defaulting Party shall give the Defaulting Party written notice of such Performance Failure, stating the nature thereof and a reasonable period (which shall be not less than thirty (30) days) to cure such Performance Failure.  If the Defaulting Party does not cure any such Performance Failure within the specified cure period, the Non-Defaulting Party may terminate this Agreement effective upon thirty (30) days’ prior written notice given on or after the end of the specified cure period; provided, that if, at end of the specified cure period, the Defaulting Party is continuing to use reasonably diligent efforts to cure such Performance Failure in light of the nature of such Performance Failure, then the Non-Defaulting Party may not give written notice of termination of this Agreement until the earlier of (a) an additional thirty (30) days has passed following the end of the original specified cure period, or (b) such time as the Defaulting Party has ceased using reasonably diligent efforts to cure such Performance Failure.  For the avoidance of doubt, any termination of this Agreement in respect of a Payment Failure shall be governed by Section 5.2 (Delinquent Payments) or Section 5.4 (Examinations), as applicable.

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6.5          Termination of Particular Service.  Subject to the provisions of Section 3.11 (Points of Contact; Designees) , Section 5.4 (Examinations) and Section 18.11 (Dispute Resolution), the provision by Provider of any particular Service may be terminated by the Non-Defaulting Party upon a Performance Failure by the Defaulting Party with respect to such particular Service.  The Non-Defaulting Party shall give the Defaulting Party written notice of such material Performance Failure, stating the nature thereof and a reasonable time (which shall be not less than thirty (30) days) to cure such Performance Failure.  If the Defaulting Party does not cure any such Performance Failure within the specified cure period, the Non-Defaulting Party may terminate the provision of the applicable Service effective upon thirty (30) days’ prior written notice given on or after the end of the specified cure period; provided, that if, at end of the specified cure period, the Defaulting Party is continuing to use reasonably diligent efforts to cure such Performance Failure in light of the nature of such Performance Failure, then the Non-Defaulting Party may not give written notice of termination of the particular Service until the earlier of (a) an additional thirty (30) days has passed following the end of the original specified cure period, or (b) such time as the Defaulting Party has ceased using reasonably diligent efforts to cure such Performance Failure.  Upon the termination of any particular Service being provided hereunder, the Parties will work together mutually and in good faith to agree upon an appropriate adjustment to the Service Fees payable hereunder to reflect the elimination of such Service and this Agreement shall be amended accordingly. For the avoidance of doubt, any termination of a particular Service in respect of a Payment Failure shall be governed by Section 5.2 (Delinquent Payments) or Section 5.4 (Examinations), as applicable.

6.6          Special Termination Right.  Anything in Section 6.5 (Termination of Particular Service) to the contrary notwithstanding, University may immediately and without penalty terminate the portions of this Agreement related to the provision of Services covered in Section 8 (Financial Aid Services) of Exhibit B to this Agreement if it receives notification that the DOE has imposed an emergency, limitation, suspension, or termination action with regard to Provider’s ability to contract with the University to administer any aspects of its participation in the Title IV Programs.  Any such termination of the Services covered in Section 8 (Financial Aid Services) of Exhibit B shall not affect Provider’s provision of Services not covered in Section 8 (Financial Aid Services) of Exhibit B. Upon any termination of the Services covered in Section 8 (Financial Aid Services) of Exhibit B to this Agreement, the Parties will work together mutually and in good faith to agree upon an appropriate adjustment to the Services Fees payable hereunder to reflect the elimination of such Services and this Agreement shall be amended accordingly

6.7          Effect of Termination.  Upon termination of this Agreement or any particular Service, as applicable, (a) Provider shall be entitled to all Services Fees and other amounts due for the provision of the relevant Services rendered up to and through the effective date of termination, as determined and payable in accordance with the terms in this Agreement and any Services Addendum, (b) the Parties shall take reasonable steps to provide the other Party with any information and records reasonably relating to this Agreement or such Service requested by such other Party in writing to the extent appropriate and necessary to permit the continuing business operations of each of the Parties with a minimum of disruption, and (c) all licenses granted under Section 10 (Intellectual Property Rights) below will terminate; provided, if University requests the performance of Transition Services, such licenses will terminate at the end of the applicable Transition Period.

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6.8          Transition Services.  Except in the case of a non-renewal of the Agreement under Section 6.2 (Non-Renewal of Initial Term or Any Renewal Term; Fee Payable) or an early termination of the Agreement by University under Section 6.3 (Early Termination of Initial Term; Fee Payable), if this Agreement or any particular Service is terminated (regardless of the reason for such termination), (a) by Provider, then, at University’s written election, Provider will continue providing the Services (or the applicable Service) for a period of up to two (2) years following the termination date, or (b) by University, then, at University’s written election, Provider will continue providing the Services (or applicable Service) for a period of up to six (6) months following the termination date (the post-termination services are referred to herein as the “Transition Services,” and the applicable period during which the Transition Services are provided is referred to herein as the “Transition Period”).  Notwithstanding the foregoing, if this Agreement or a Service is terminated as a result of University’s failure to timely pay the applicable Services Fees, then if University desires to receive Transition Services during the Transition Period, University must, prior to the commencement of any Transition Services, (a) pay all outstanding Services Fees that are not subject to a good faith dispute by University pursuant to Section 5.2 (Delinquent Payments) and (b) pay the estimated Services Fees as reasonably determined by Provider for the Transition Period on a monthly basis in advance.  If the actual Services Fees payable for the Transition Period are different than the estimated Services Fees paid by University, then (i) if the actual Services Fees exceed the estimated Services Fees, University will pay the difference within thirty (30) days after the expiration of the Transition Period, and (ii) if the actual Services Fees are less than the estimated Services Fees, Provider will refund to University the difference within thirty (30) days after the expiration of the Transition Period.  The Transition Services will be provided at least at the same levels of quality and timeliness of performance as such Services were required to be provided prior to the termination.  In connection with a termination of the Agreement, University may, upon written notice to Provider, modify the specific Transition Services to be provided to a subset of the Services provided under this Agreement and, in any case, may reduce the term for the Transition Period to a lesser period.  Following any termination, the Parties agree to work in good faith to effectuate an orderly transition of the Services (or any particular Service), with a goal of minimum interruption to University, its students and its Educational Activities.  It is agreed and understood that the licenses granted to Provider in Section 10 (Intellectual Property Rights) shall remain in effect during the Transition Period, provided that University complies with the terms in this Agreement, including timely paying the Services Fees for the Transition Services.  If this Agreement expires following the giving by a Party of notice of non-renewal under Section 6.2 (Non-Renewal of Initial Term or Any Renewal Term; Fee Payable) above, or is terminated by University following the giving by University of notice of termination under Section 6.3 (Early Termination of Initial Term; Fee Payable), then during the period between the giving of such notice of non-renewal or termination and the expiration or termination of the Initial Term or expiration of any Renewal Term, the Parties shall likewise work in good faith to wind down their relationship and effectuate an orderly transition of the Services, with a goal of minimum interruption to University, its students and its Educational Activities.

6.9          Assumption of Certain Services Functions.  University may, at any time upon providing Provider with not less than nine (9) months’ prior written notice (a “Services Transfer Notice”), elect to directly assume performance of one or more Back-Office Services Functions, as designated by University in such Services Transfer Notice; provided that (a) Provider will be paid any Services Fees related to the Back-Office Services Function assumed for the period prior to the effective date of such assumption, and continue to be paid its other Services Fees, in

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each case, as provided in Exhibit D without regard to such assumption, and (b) the Parties will negotiate in good faith to determine appropriate adjustments to the Services Fees payable hereunder to give effect to any transfer of costs associated with such assumption.  Upon University’s assumption of any Back-Office Services Functions, University will supply its own technology and IT platforms to perform such Back-Office Services Functions and will no longer have the right to access or use the Platform in connection therewith. The Parties agree that to the extent performance of the Back-Office Services Function assumed by University requires amendment to this Agreement, the Parties shall make such amendments (in accordance with Section 18.2 (Amendment; Waiver)) in good faith consistent with the remaining terms of this Agreement.  University shall not retain any other Person, during the remainder of the Initial Term or any Renewal Term in which a notice is given pursuant to this Section 6.9 (Assumption of Certain Services Functions), to perform any Back-Office Services Functions assumed pursuant to this Section.

7.             Tax Matters.

7.1          Tax.  The Services Fees are exclusive of all Tax.  University will pay and be liable for any and all Tax imposed on, sustained, incurred, levied and measured by the cost, value or price of Services provided by Provider under this Agreement; provided, that in no event shall University be liable for any Taxes that are imposed on or calculated by reference to the net income received or receivable by Provider.  All such Tax for which University is liable will, as applicable, be invoiced to and payable by University to Provider in accordance with Section 5.1 (Services Fees; Payment Terms) or as otherwise mutually agreed in writing by the Parties and under the terms of the Applicable Law which governs the relevant Tax. Notwithstanding anything to the contrary contained in this Agreement, in the event that any applicable Tax authority imposes a transaction privilege, sales or similarly denominated Tax on the Services, the responsibility for such Tax shall be borne equally by Parties.

7.2          Tax Withholding.  University shall (a) make all payments of Services Fees to be made by it to Provider hereunder without any Tax withholding, unless a Tax withholding is required by Applicable Law and (b) promptly upon becoming aware that University must make a Tax withholding (or that there is any change in that rate or the basis of a Tax withholding) notify Provider in writing accordingly.  Provider shall co-operate in completing any procedural formalities necessary for University to obtain authorization to make payment without a Tax withholding.

7.3          Tax Indemnity.  Notwithstanding anything herein to the contrary, University shall pay to Provider an amount equal to the loss, liability or cost that Provider reasonably determines will be or has been (directly or indirectly) suffered for or on account of Tax on Provider in respect of the Agreement.  This Section 7.3 (Tax Indemnity) shall not apply with respect to any Tax for which University is not responsible under Section 7.1 (Tax) or any other Tax assessed on Provider under the law of any jurisdiction in which Provider is incorporated or operates, if that Tax is imposed on or calculated by reference to the net income received or receivable by Provider.

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8.             Indemnification for Third Party Claims.

8.1          Indemnification of University.  Subject to the limitations set forth in Section 11 (Limitation of Liability) below, Provider hereby agrees to (a) defend University and its trustees, officers, employees, agents, successors, and assigns (collectively, the “University Indemnitees”), from and against all demands, suits, claims, actions, or causes of action (each, a “Claim”) asserted or brought by any third party against any of the University Indemnitees, and (b) indemnify and hold the University Indemnitees harmless from any assessments, losses, damages, costs and expenses (including, interest, penalties, and reasonable attorneys’ fees), of any nature, and in all cases awarded in a final judgment, order or regulatory action to the third party bringing the applicable Claim or any settlement amount paid to the third party bringing the applicable Claim in order to settle such Claim; provided that, in each case, such Claim arises directly from any act or omission of any Provider Indemnitee, including any violation of any Applicable Law by Provider, in connection with its performance under this Agreement; provided further, that Provider shall have no obligation to defend, indemnify or hold University Indemnitees harmless from any such assessments, losses, damages, costs and expenses to the extent arising from actions taken by Provider at University’s request or otherwise in respect of any communications with prospective or existing students made by Provider following scripts, or using advertising or web materials, approved by University, as provided in Section 3.7.6 (Marketing Laws and Regulations; No Misrepresentation), so long as Provider was not negligent, grossly negligent or reckless in taking such actions.

8.2          Indemnification of Provider.  University hereby agrees to (a) defend Provider and its directors, officers, stockholders, employees, agents, successors, and assigns, (collectively, the “Provider Indemnitees”), from and against all Claims asserted or brought by any third party against any of the Provider Indemnitees, and (b) indemnify and hold the Provider Indemnitees harmless from any assessments, losses, damages, costs and expenses (including, interest, penalties, and reasonable attorneys’ fees), of any nature, and in all cases awarded in a final judgment, order or regulatory action to the third party bringing the applicable Claim or any settlement amount paid to the third party bringing the applicable Claim in order to settle such Claim; provided that, in each case, such Claim arises directly from any act or omission of any University Indemnitee including any violation of any Applicable Law by University, including, without limitation, in respect of the provision to Provider of scripts, or advertising or web materials, for use by Provider as contemplated by Section 3.7.6 (Marketing Laws and Regulations; No Misrepresentation).

8.3          Conditions.  The indemnifying Party’s obligations under this Section 8 (Indemnification for Third Party Claims) shall be conditioned upon and subject to the indemnified parties (i.e., the Provider Indemnitees or the University Indemnitees, as the case may be): (a) notifying the indemnifying Party promptly in writing of any Claim of which an indemnified party becomes aware, provided, that the failure to provide such notice shall not relieve the indemnifying Party from its obligations hereunder, except to the extent of any material prejudice to the indemnifying Party as a direct result of such failure; (b) offering the indemnifying Party sole authority to control fully, at the indemnifying Party’s expense with counsel of its choice, the defense and settlement of any Claim; provided, that any Claim of a regulatory nature or involving any Educational Agency shall be under the mutual control of University and Provider and subject to Section 15 (Duty to Cooperate) of this Agreement, it being understood that the primary

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communications with the Educational Agency shall be through University (although Provider may be present at or participate in such discussions in its discretion and University will provide reasonable prior written notice to Provider of such discussions); (c) having the right, at the indemnified parties’ cost and expense, to participate in the defense of such Claim using legal counsel of its or their own choosing, provided, that such participation shall not reduce or impact the indemnifying Party’s control of the defense and settlement as provided herein; and (d) furnishing all reasonable cooperation and assistance requested by the indemnifying Party in accordance with Section 15 (Duty to Cooperate) below.  Notwithstanding anything to the contrary contained in this Section 8 (Indemnification for Third Party Claims), if, within fifteen (15) days following receipt by the indemnifying Party of notice of a Claim pursuant to subpart (a) of the preceding sentence, the indemnifying Party fails to provide written notice to the indemnified parties of the indemnifying Party’s intention to assume the defense of such Claim, then each indemnified party shall have the right to assume the sole control of the defense of such Claim by counsel of its choice, in which event if the Claim is in fact a Claim for which the indemnifying Party was obligated to defend, indemnify and hold harmless the indemnified parties, the indemnifying Party shall indemnify any such indemnified party for all reasonable attorneys’ fees and costs incurred by such indemnified party in connection with such defense and such reimbursement of attorneys’ fees shall be in addition to the indemnification for other amounts sought hereunder in connection with such Claim.  For the avoidance of doubt, neither Party may settle a Claim without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned.

9.             Confidentiality.  Each Party acknowledges that Confidential Information may be disclosed to the other Party in connection with this Agreement.

9.1          Definition.  “Confidential Information” shall mean, with respect to each Party (a) any non-public, proprietary information, Intellectual Property and other confidential information, including, but not limited to, any technical and non-technical information regarding current, future and proposed business operations, products and services, including for example and without limitation, information concerning research and development, financial information, procurement requirements, student and customer information and lists, business forecasts, sales information and marketing plans, descriptions, specifications and the like of a Disclosing Party, and (b) any information Disclosing Party has received from a third party which the Disclosing Party is obligated to treat as confidential or proprietary, in each case that is provided or communicated by the Disclosing Party to the Receiving Party in connection with this Agreement after the Effective Date, including pursuant to Section 15 (Duty to Cooperate).

9.2          Obligations.  Each Party (in such capacity, the “Receiving Party”) acknowledges and agrees to (a) use with respect to the Confidential Information of the other Party (in such capacity, the “Disclosing Party”) the same care and discretion to prevent such Confidential Information from being disclosed, published or disseminated as it employs to avoid disclosure, publication or dissemination of its own similar Confidential Information (but in no event less than reasonable care), (b) use the Disclosing Party’s Confidential Information only for the purpose for which it was disclosed, and (c) not disclose, disseminate or provide access to the Disclosing Party’s Confidential Information to any Person other than to those employees and agents who (i) have a need to know it in order to assist the Receiving Party in performing its obligations under, or to permit the Receiving Party to exercise its rights under, this Agreement,

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and (ii) are legally bound by the same obligations regarding Confidential Information as the Parties are subjected to in this Section 9 (Confidentiality). Furthermore, neither Provider nor University will: (A) acquire any right in or assert any lien against the Confidential Information of the other Party, other than as provided in this Agreement; or (B) sell, assign, lease or otherwise dispose of Confidential Information of the other to third parties (except in connection with a sale of all or substantially all of such Party’s assets to which this Agreement relates) or commercially exploit such Confidential Information, other than as permitted in this Agreement.  In addition, the Parties shall take reasonable steps by agreement or otherwise so that their Affiliates, employees, subcontractors and consultants comply with these confidentiality provisions.

9.3          Permitted Disclosures.  Notwithstanding the foregoing, the Receiving Party may disclose the Confidential Information of the Disclosing Party (a) to a third party subcontractor who is involved in providing Services under this Agreement or a third party who is contemplating entering into a transaction with Provider pertaining to a financing event or a sale of all or any portion of its business, provided that: (i) such disclosure is reasonably necessary for the third party to perform its duties or evaluate the potential transaction; (ii) the Receiving Party causes the third party to be bound to the same obligations regarding Confidential Information as the Parties are subjected to in this Section 9 (Confidentiality); and (iii) the Receiving Party assumes full responsibility for the acts or omissions of such third parties, no less than if the acts or omissions were those of the Receiving Party; (b) to the extent required under the terms of any credit agreement, indenture or related agreement entered into by the Receiving Party or one of its Affiliates; (c) to an Affiliate, provided that: (i) such Affiliate is bound to the same obligations regarding Confidential Information as the Parties are subjected to in this Section 9 (Confidentiality); and (ii) Receiving Party shall only disclose such Confidential Information to those directors, trustees, officers, employees and agents of such Affiliate who have a need to know it in order to assist the Receiving Party in performing its obligations hereunder, or to permit the Receiving Party to exercise its rights under this Agreement; (d) as required pursuant to any Applicable Law; provided, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure; or (e) to an Educational Agency when requested by such Educational Agency.

9.4          Exclusions.  Notwithstanding anything to the contrary in the foregoing, Confidential Information does not include, and this Section 9 (Confidentiality) will not apply to, any information that the Receiving Party can demonstrate was:

9.4.1       at the time of disclosure of such information to the Receiving Party, in the public domain;

9.4.2       information related to applicants to University that do not enroll in University within three months of initial outreach to such applicant;

9.4.3       after disclosure of such information to the Receiving Party, published or otherwise became part of the public domain through no fault of the Receiving Party or its directors, trustees, officers, employees and agents;

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9.4.4       rightfully in the possession of the Receiving Party at the time of disclosure of such information to the Receiving Party, free of any obligation of confidentiality;

9.4.5       received after disclosure of such information to the Receiving Party from a third party who had a lawful right to disclose such information to the Receiving Party; or

9.4.6       independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party.

9.5          Loss of Confidential Information.  In the event of any disclosure or loss of, or inability to account for, or unauthorized use of, Confidential Information, the Receiving Party will notify the Disclosing Party immediately in writing, and shall reasonably assist the Disclosing Party in remedying the unauthorized disclosure or use.

9.6          Period of Confidentiality.  Confidential Information disclosed pursuant to this Agreement will be subject to the terms of this Agreement until such time as it ceases to be characterized as Confidential Information under one or more of clauses 9.4.1 through 9.4.6 of Section 9.4 (Exclusions)

9.7          Return of Confidential Information.  Within thirty (30) Business Days after the effective date of termination of this Agreement or any Transition Period (if applicable), the Receiving Party shall destroy or deliver to the Disclosing Party, at the Disclosing Party’s option, (a) all materials furnished by the Disclosing Party, and (b) all materials in the Receiving Party’s possession or control (even if not furnished by the Disclosing Party), in each case that contain or disclose any of the Disclosing Party’s Confidential Information.  The Receiving Party will provide the Disclosing Party a written certification of the Receiving Party’s compliance with the Receiving Party’s obligations under this Section 9.7 (Return of Confidential Information).  Notwithstanding the foregoing, Confidential Information stored on back-up storage media in the normal course of business need not be returned or destroyed, but shall remain subject to the terms of this Agreement in accordance with Section 9.6 (Period of Confidentiality).

10.          Intellectual Property Rights.

10.1        Definitions.

10.1.1     As used herein, the term “Intellectual Property” shall mean any and all technology, inventions, processes, know-how, designs, works of authorship, and any other technical subject matter related thereto.  The term “Intellectual Property” also includes all intellectual property rights or similar proprietary rights related to or protecting the foregoing, including (a) all inventions, all improvements thereto and all patents, patent applications, provisionals and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, registered domain names, and corporate names, including all goodwill associated therewith, and all applications (including intent-to-use applications), registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, including all rights in works of authorship, curricula, program materials, translations, abridgments, revisions compilations and derivative works, (d) all trade secrets, customer lists, lists of students and

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prospective students, employer lists, alumni lists, supplier lists, pricing and cost information, business and marketing plans and other confidential business information (including, without limitation, ideas, formulas, compositions, know-how, techniques, research and development information, drawings, specifications, designs, plans, proposals, and technical data), (e) all computer programs and related software, including source code and object code thereof, data, data tapes, databases and related manuals, notes, and documentation, and (f) all copies and tangible embodiments thereof.

10.1.2              As used herein, the term “University Intellectual Property” shall mean any and all Intellectual Property in (a) all of the content of the Courses and Programs, including the Course Materials and all Improvements thereto, (b) all Plans and related Plan Information (each as defined in Section 1.1 of Exhibit B) developed by University, and (c) any Intellectual Property expressly identified in a Service Addendum as “University Intellectual Property.”

10.1.3              As used herein, the term “Provider Intellectual Property” shall mean any and all Intellectual Property in (a) the Platform, including Provider-developed or Provider-acquired user interface designs necessary to facilitate access to University Intellectual Property via the Platform (provided that, for further clarity, Provider’s rights in such matter shall not give it any right whatsoever in or to any portion of University Intellectual Property, none of which may be used by Provider except in accordance with the express terms of this Agreement), logic and data modules, algorithms, feature sets and source code, and documentation relating thereto (b) all Aggregated Data Sets (as further discussed in Section 10.13 (Aggregated Data Sets) below), and documentation relating thereto, (c) all Plan Information developed by Provider, and (d) any Intellectual Property expressly identified in a Service Addendum as “Provider Intellectual Property.”

10.2                        Ownership.

10.2.1              Ownership by Each Party.  Following Provider’s assignment, sale and transfer to University of certain Intellectual Property as set forth in the Asset Purchase Agreement or any related agreement executed by the Parties in connection therewith, each Party (and their respective Affiliates) (as the “Owner Party”) owns and shall retain all right, title and interest in and to any and all (a) Confidential Information of such Owner Party, (b) all Intellectual Property of such Owner Party or its Affiliates existing as of the Effective Date, (c) except as may be expressly provided otherwise in this Agreement or a Services Addendum, all Intellectual Property independently developed by such Owner Party or its Affiliates after the Effective Date, and (d) in the case of University, all Improvements to University Intellectual Property, together with all associated Intellectual Property rights in such Improvements, that are conceived, created, or developed by Provider in connection with providing the Services hereunder.  For the avoidance of doubt, Intellectual Property developed by Provider, whether in connection with the provision of the Services or outside the provision of the Services, including, without limitation, Aggregated Data Sets, shall be Intellectual Property independently developed by Provider for purposes of the foregoing and Provider will be the “Owner Party” of such Intellectual Property, except for Intellectual Property that is developed by Provider and assigned to University as specifically provided in this Section 10 (Intellectual Property Rights).

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10.2.2              Works Made for Hire.  Provider acknowledges and agrees that all works of authorship included in the University Intellectual Property shall constitute a “work made for hire” for University, as that phrase is defined in Section 101 and 201 of the Copyright Act of 1976 (Title 17, United States Code), including a work specially commissioned by University.  With respect to any such works of authorship that are not “works made for hire” and with respect to any other University Intellectual Property, Provider hereby assigns and transfers and agrees to assign and transfer to University all of Provider’s right, title and interest in and to such works of authorship and University Intellectual Property, including, all patent, copyright, trade secret and other proprietary rights, and the right to make any modifications, adjustments or additions thereto (Provider hereby expressly waiving any droit moral or similar rights to object to any such changes), the right to make and distribute derivative works thereof and the right to all claims for past infringement thereof.

10.2.3              Further Assurances.  Upon a Party’s reasonable written request, the other Party shall execute and deliver to the requesting Party all documents and instruments, including copyright assignments, and shall otherwise assist the requesting Party, at the requesting Party’s expense, to perfect in the requesting Party the sole and exclusive right, title and other interests in the Intellectual Property of such requesting Party (as provided herein).  In the event a requesting Party is unable, because the other Party is no longer in business, to obtain the signature of the other Party to any document or instrument necessary or desirable to apply for protection of, or to enforce any action with respect to, any Intellectual Property right of the requesting Party, the other Party hereby irrevocably designates and appoints the requesting Party and its duly authorized officers and agents as the other Party’s agent and attorney-in-fact, whose power is expressly coupled with an interest, to act for and on behalf of the other Party, to execute such documents and instruments and to take all lawfully permitted actions to protect the requesting Party’s interests in any such Intellectual Property with the same legal force and effect as if executed by such other Party.

10.3                        License to Course Materials.  Subject to the terms and conditions of this Agreement, and subject to the applicable Quality Control Standards set forth in Section 10.9 (Quality Control), University, on behalf of itself and its Affiliates, hereby grants to Provider, during the Initial Term and any Renewal Term and under the Intellectual Property rights owned or controlled by University or its Affiliates, a non-exclusive, non-transferable, worldwide, royalty-free right and license, without the right to sublicense, (a) to create derivative works of, and to modify, enhance and develop improvements to, the Course Materials (collectively, “Improvements”), and (b) to use the Course Materials, including the right to reproduce, distribute copies, publicly display and publicly perform the Course Materials, in each case solely in connection with the performance by Provider of Services under this Agreement. The foregoing license only in clause (a) of Section 10.3 (License to Course Materials) is subject to University’s prior written consent (not to be unreasonably withheld, conditioned or delayed) for each of the Improvements and such consent may be reasonably conditioned on additional terms and conditions to be proposed by University consistent with University’s academic control over the Course Materials.  During the Initial Term of this Agreement and any Renewal Term, Provider shall disclose all Improvements to University.  Provider will have written agreements with its employees and contractors that develop Improvements pursuant to which such employees and contractors assign to Provider all right, title and interest in and to the Improvements and all Intellectual Property rights therein.

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10.4                        License to Other University Intellectual Property.  Subject to the terms and conditions of this Agreement, University, on behalf of itself and its Affiliates, hereby grants to Provider, during the Initial Term and any Renewal Term and under the Intellectual Property rights owned or controlled by University or its Affiliates, a non-exclusive (except as provided in the next sentence), non-transferable, worldwide, royalty-free right and license, without the right to sublicense, to use, reproduce, create derivative works and to modify, enhance and develop improvements to the University Intellectual Property (other than the Course Materials and University Marks) and distribute copies, publicly display and publicly perform such other University Intellectual Property, in each case solely in connection the performance by Provider of Services under this Agreement.  Notwithstanding the foregoing, the license set forth in this Section 10.4 (License to Other University Intellectual Property) shall be exclusive with respect to the Exclusive Services.

10.5                        License to University Marks.  Subject to the terms and conditions of this Agreement and to the Quality Control Standards set forth in Section 10.9 (Quality Control), University, on behalf of itself and its Affiliates, hereby grants to Provider, during the Initial Term and any Renewal Term, a worldwide, non-exclusive (except as provided in the next sentence), non-transferable, royalty-free right and license, without the right to sublicense, to use, reproduce and display the University Marks solely in connection with the performance by Provider of the Services (e.g., marketing and promotion services).  Notwithstanding the foregoing, the license set forth in this Section 10.5 (License to University Marks) shall be exclusive with respect to the Services identified herein; provided, that University may use, reproduce and display the University Marks in connection with the marketing and promotion of University and the Programs as well as any other uses unrelated to the Services identified herein.  Subject to the terms of this Agreement (e.g., with respect to Provider’s permitted use of University Marks), Provider and University shall coordinate their marketing and promotional activities in respect of University to ensure a consistent message.  A list of University Marks as of the Effective Date is set forth on Exhibit E to this Agreement.

10.6                        Reservation of Rights.  Nothing in this Agreement shall be deemed in any way to constitute a transfer or assignment by University to Provider of ownership of or title to any of University Intellectual Property.

10.7                        Domain Names; Additional Trademarks.  If Provider is interested in using domain names containing one of the University Marks, for any purpose, Provider shall provide a written request to University and University may, in its sole discretion, apply to register the additional domain names and/or trademarks and amend the list of University Marks to include such additional domain names and/or trademarks.

10.8                        Restrictions on Trademark Usage.  University grants no rights under the University Marks other than those expressly granted herein unless otherwise agreed to in writing on a case-by-case basis, at the sole discretion of University.  Without limiting the foregoing, Provider agrees that it shall not directly or indirectly at any time:

10.8.1              use any of the University Marks for or in connection with any business of Provider other than the provision of Services to University under this Agreement;

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10.8.2              use any of the University Marks in combination with any other trade name, trademark, service mark, corporate name, logo, domain name or trade dress, unless approved in advance in writing by University;

10.8.3              use any trade name, trademark, service mark, domain name, logo or trade dress which, in University’s opinion, is likely to be confused with, tarnish or dilute any of the University Marks;

10.8.4              apply to register, obtain, use or own any domain name or trademark comprising or related to any of the University Marks, or any confusingly similar marks; or

10.8.5              use the University seal (which is solely used for academic purposes).

10.9                        Quality Control.

10.9.1              Notwithstanding anything herein to the contrary, University shall retain absolute final authority respecting the form and content of any of the Programs, including Courses and Course Materials, offered under the University name or University Marks.  Provider shall at all times operate Provider’s business in accordance with standards of professionalism and business practices consistent with those of University, and in accordance with Applicable Law.  Provider shall not perform, or fail to perform, any act if, in University’s reasonable opinion, such act, or failure to act, materially and adversely affects the business or academic reputation of University, or in any way materially diminishes or tarnishes the reputation of University, its employees, its students or any University Marks.

10.9.2              Provider shall comply with University’s written quality control standards provided from time to time by University to Provider in connection with Provider’s use of the University Marks, as in effect from time to time, which shall be subject to reasonable changes or re-branding by University from time to time upon at least thirty (30) days prior written notice to Provider (the “Quality Control Standards”).  All such changes and re-branding shall be consistent with changes and re-branding implemented and put into practice by University generally and shall not be unique to Provider.  All uses of the University Marks must be in conformance with the then-current form of Quality Control Standards or otherwise be approved in writing by University prior to their use.  Provider shall not by any act or omission use the University Marks in any manner that disparages or reflects adversely on the University Marks or on University, its employees, its students, its business or its reputation.

10.9.3              If at any time University is of the reasonable opinion that Provider is in breach of Section 10.8 (Restrictions on Trademark Usage) or the terms of this Section 10.9 (Quality Control) (other than Section 10.9.4), University shall deliver written notice to Provider as provided in, and otherwise proceed under, Section 6.4 (Termination for Breach) or Section 6.5 (Termination of Particular Service), as applicable.  Notwithstanding the foregoing, the terms of this Section 10.9.3 shall not limit any right or remedy available to either Party, whether under this Agreement, Applicable Law or in equity, subject to the limitations on damages set forth in Section 11 (Limitation of Liability).

10.9.4              Provider shall not challenge or assist others in challenging University’s ownership of the Course Materials and/or University Marks.  Similarly, Provider shall

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not challenge or assist others in challenging University’s ownership of University Intellectual Property.

10.10                 License to Provider Intellectual Property.  Subject to the terms and conditions in this Agreement, Provider hereby grants to University the non-exclusive, non-transferable, right and license, during the Initial Term of this Agreement and any Renewal Term, and without the right to sublicense, to use all Provider Intellectual Property used in the Programs, including a license of all rights under copyright and the rights to reproduce and copy Provider Intellectual Property in all editions, versions, enhancements, improvements, updates, changes, and formats for print and in any other form or medium, whether now known or hereafter known, throughout the world, including, electronic, magnetic, digital, laser, or optical-based media, for use only in University’s Programs.  To the extent necessary to facilitate access to the Programs, Provider shall also grant to University students a royalty-free license to use Provider Intellectual Property that is included in any Program for the duration of their participation in such Program, but only as part of the Program studies.  Except for the express assignment by Provider to University of certain Intellectual Property as provided in Section 10.2.2 (Works Made for Hire), nothing in this Agreement shall be deemed in any way to constitute a transfer or assignment by Provider to University of ownership of or title to any Intellectual Property.

10.11                 Licenses to Plans and Plan Information.  Licenses to Plans and Plan Information shall be governed by Section 1.2 of Exhibit B.

10.12                 No Additional Rights.  Except as expressly provided in this Agreement, a Services Addendum, or a separate written agreement between the Parties, neither Party shall receive, by virtue of this Agreement, any rights of ownership to, or any license or other rights in or to, any Confidential Information or Intellectual Property of the other Party.

10.13                 Aggregated Data Sets.  Notwithstanding anything else in this Agreement to the contrary, Provider may collect, store and use data and information related to use of the Services and delivery of Courses in an aggregated and anonymous manner, including to compile statistical and performance information related to the provision and operation of the Services by Provider (“Aggregated Data Sets”).  University shall undertake such reasonable actions, such as disclosing such collection and use in its privacy policies, as the Provider may request from time to time.  As between Provider and University, all right, title and interest in the Aggregated Data Sets and all Intellectual Property therein, belong to and are retained solely by Provider.  University acknowledges that Provider will be compiling Aggregated Data Sets based on delivery and use of the Services and University agrees that Provider may (a) make such Aggregated Data Sets publicly available, and (b) use such information and data to the extent and in the manner permitted by Applicable Law, including without limitation, for purposes of data gathering, analysis, service enhancement and marketing, provided that such use does not specifically identify University or its Confidential Information without University consent.

11.                               Limitation of Liability.  The Parties hereby agree that Provider’s aggregate liability under this Agreement, regardless of the nature of the claim or cause of action, whether in contract, warranty, in tort (including negligence), or strict liability or any other legal theory regarding any claim by University related in any way to the performance or non-performance of Provider under this Agreement, is limited to the amount paid by University to Provider for Services

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in the most recently completed three-month period, less in all circumstances, any amounts previously paid (as of the date of satisfaction of such liability) by Provider in satisfaction of any liability under this Agreement, and University hereby releases and waives any claim against Provider in excess of such amount, to the extent permitted by Applicable Law.  The limitation set forth in this Section shall not apply to liability or claims arising out of or related to Provider’s (a) breach of Section 9 (Confidentiality) or Section 10 (Intellectual Property Rights) (including Provider’s infringement, violation or misappropriation of University Intellectual Property rights), or (b) claims based on Provider’s gross negligence or willful misconduct, to the extent permitted by Applicable Law.  The limitations in this Section shall apply notwithstanding any failure of essential purpose of any limited remedy set forth in this Agreement.  No Party will claim, assert or take the position that any limitation on damages set forth in this Section is or should be found unenforceable or that such limitation should not be enforced.  The foregoing limitations on damages shall apply to the maximum extent permitted by Applicable Law.  If Applicable Law precludes the exclusion of certain types of damages or of certain types of damages in certain circumstances, then the foregoing limitations on damages shall not apply to such damages or such damages in such circumstances, provided that the balance of the limitations shall continue to apply.

12.                               Force Majeure.  Neither Party shall be liable or in breach of this Agreement for any interruption of the provision of Services, or any delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond that Party’s reasonable control, including as a result of strikes, lock-outs or other labor difficulties; acts of government, riot, insurrection or other hostilities; embargo, fuel or energy shortages; fire, flood, acts of God, wrecks or transportation delays; or inability to obtain necessary labor, materials or utilities from usual sources.  In such event, a Party’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.  Upon the cessation of the force majeure event, each Party will use commercially reasonable efforts to resume its performance with the least possible delay.

13.                               Available Remedies.  Notwithstanding anything herein to the contrary, the Parties agree that the failure of a Party to perform any obligation which arises under Section 9 (Confidentiality) or Section 10 (Intellectual Property Rights) of this Agreement will cause irreparable harm to the other Party which may not be fully or adequately compensated by the award and/or payment of monetary damages alone.  In the event of actual or threatened breach by a Party of Section 9 (Confidentiality) or Section 10 (Intellectual Property Rights), the Parties agree that the non-breaching Party shall be entitled to injunctive or other equitable relief in order to enforce or prevent any such conduct or continuing violation, without having to post a bond or other security and the breaching Party agrees not to raise the defense of an adequate remedy at law in any such proceeding.  Nothing herein shall be construed as prohibiting either Party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages, costs, and reasonable attorneys’ fees from the other.

14.                               Relationship of the Parties.  The relationship of Provider to University under this Agreement shall be that of an independent contractor.  Services Personnel rendering Services pursuant to this Agreement shall not be deemed employees of University, and shall not be entitled to or qualified under any employee benefit plans, including pension, health and insurance plans, provided by University for its employees.  Each Party shall be solely responsible for the fulfillment of all labor and Social Security provisions that affect the labor relationships with its personnel,

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either currently in force or that may be passed during the Initial Term of this Agreement and any Renewal Term, expressly discharging the other Party from any liability for the breach thereof.  Neither Party, nor its respective employees, agents or representatives, is authorized to, nor shall at any time attempt to, act on behalf of the other Party to bind the other Party in any manner whatsoever to any obligations.

15.                               Duty to Cooperate.  If a Governmental Entity, Educational Agency, or third party files any type of Claim, or commences an investigation, adverse action, review or audit against Provider or one of its Affiliates or University or one of its Affiliates, in each case related, in whole or in part, to this Agreement and the Services provided hereunder, each Party (and its respective Affiliates, to the extent applicable) shall provide prompt notice to the other Party of such Claim, investigation, adverse action, review or audit and shall use commercially reasonable efforts to cooperate with the other’s defense.  Each Party (and its Affiliates, to the extent applicable) further agrees in principle to assert the common interest privilege and to execute such joint defense agreements, on customary terms, as may be necessary or appropriate for the protection of any privilege or confidentiality in the course of cooperating with the other’s defense.  Provider and University (and their respective Affiliates, to the extent applicable) agree to use commercially reasonable efforts to make available to the other upon reasonable request in writing any and all non-privileged or non-proprietary documents that either Party (or either of their respective Affiliates, to the extent applicable) has in its or their possession, which relate to any such claim, lawsuit, charge, investigation or audit.  However, neither Party (nor any of their respective Affiliates) shall have the duty to cooperate with the other Party if the dispute is between the Parties themselves, nor shall this provision preclude the raising of cross-claims or third party claims between Provider and University (or one of their respective Affiliates) if the circumstances justify such proceedings. The Parties agree that this provision shall survive the termination of this Agreement.

16.                               Survival of Obligations.  Each Party’s obligations under this Section and Section 6.7 (Effect of Termination), the second sentence of Section 3.2 (Location of Services; Subcontracting), Section 3.6 (Compliance with Laws), Section 3.7 (Provider’s Compliance with Certain Educational Laws), Section 3.12 (Disclaimer of Warranties), Section 4 (University Roles and Responsibilities), Section 5 (Fees and Payments), Section 7 (Tax Matters), Section 8 (Indemnification for Third Party Claims), Section 9 (Confidentiality), the terms in Section 10 (Intellectual Property Rights) with respect to ownership of Intellectual Property and the irrevocable licenses, Section 11 (Limitation of Liability), Section 13 (Available Remedies), Section 14 (Relationship of the Parties), Section 15 (Duty to Cooperate), Section 18 (Miscellaneous), and University’s obligations under Exhibit D of this Agreement, shall survive the termination of this Agreement to the extent permitted by Applicable Law.

17.                               Insurance.  Each Party shall be solely responsible for obtaining workers compensation insurance for its employees and agents and such other insurance as may be required by Applicable Laws.  In addition, each Party agrees to carry (or, in University’s case, to self-insure for) commercial general liability insurance with coverage including products and completed operations, personal and advertising injury, and cybersecurity insurance in amounts, and with scope of coverage, customary for similarly situated entities and as mutually agreed on by the Parties.  Each insurance policy required above shall name the other Party as additional insured on broad form endorsements with respect to all bodily injury, personal injury, advertising injury, and

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property damage liability arising out of the Party’s operations, services or products.  Each such insurance policy shall be endorsed to provide that such coverage shall be primary over any coverage available to the other Party under its own insurance program in the event of any suit, claim, damages or loss.  Each Party shall provide to the other party a copy or copies of a certificate or certificates of insurance or, in University’s case, evidence of a self-insurance program, demonstrating that the insurance coverage set forth above is in full force and effect no later than sixty (60) Business Days after the date of the Parties’ execution of this Agreement.  Each party shall endeavor to provide the other Party at least thirty (30) days’ advance notice of any cancellation or material change in any policy of insurance for coverage required under this Agreement.  Further, each Party shall maintain any insurance coverage referenced herein for a period of five (5) years after termination of this Agreement.  To the extent, and only to the extent necessary to effectuate the Limitation of Liability provisions of Section 11, the University will use best efforts to obtain a waiver from its insurers of the insurers’ subrogation rights against Provider.

18.                               Miscellaneous.

18.1                        Notices.  All notices, demands and other communications to be sent to a Party under this Agreement shall be sent to such Party at the address as may be specified by the Party from time to time in a notice sent as provided in this Section, provided that the initial notice address for each Party is as follows:

if to Provider:

Grand Canyon Education, Inc.

2600 West Camelback Road

Phoenix, Arizona 85017

Attention:  Daniel E. Bachus

Email:  dan.bachus@gce.com

if to University:

Grand Canyon University

3300 West Camelback Road

Phoenix, Arizona 85017

Attention:  Brian M. Roberts

Email:   brian.roberts@gcu.edu

All such notices, demands or other communications shall be in writing and shall be deemed to have been received (a) when personally delivered, delivered by facsimile or delivered by other telecommunication mechanism, including electronic mail (provided there is no error or failure in transmission), (b) the next day, if sent by recognized overnight courier, or (c) five (5) days after deposit in the United States mail, postage prepaid, properly addressed and return receipt requested.

18.2                        Amendment; Waiver.

18.2.1              This Agreement, including the Exhibits and any Services Addendum, may be amended or modified only in a written instrument executed by each Party

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hereto. Any provision of this Agreement may be waived only in a written instrument executed by the Party granting such waiver. The failure at any time of a Party to require performance by any other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by any other Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

18.2.2              If continuing this Agreement or any particular Service hereunder could (a) as reasonably and in good faith determined by University (i) jeopardize University’s accreditation status with the HLC and/or other Educational Agencies (including, for example, where, due to a change in accreditation standards or Applicable Law, the performance standards applicable to Provider’s provision of the Services, as set forth in Section 3.4 (Services and Performance Standards) and Exhibit B, are required to be modified in order for University to achieve compliance with such changed standards or Applicable Law), (ii) cause, or could be reasonably likely to cause, the loss or material impairment of University’s status under Section 501(c)(3) of the Code as a public charity more specifically described in Code Section 170(b)(1)(A)(ii), (iii) cause a loss of the tax-exempt status of any bonds issued by University, or (iv) cause, or be reasonably likely to cause, the loss or material impairment of University’s participation in the Title IV Programs or the imposition of material fines or repayment liabilities arising from such participation, or (b) as reasonably and in good faith determined by University or Provider, as a result of the creation, amendment or interpretation of any Educational Laws, significantly impact any material aspect of this Agreement, then, in each case (and subject to Section 18.11 (Dispute Resolution)), the Parties will negotiate in good faith an amendment to this Agreement or such Services Addendum so as to address such issues in a manner that preserves, to the maximum extent feasible, the economic interests of both Parties and that is reasonably satisfactory to both Parties.

18.2.3              If, following the Effective Date, Provider determines to provide Services through one or more subsidiaries, then (subject to Section 18.3 (Assignment)) University agrees to execute an amendment to this Agreement and/or any new agreements with such subsidiaries, in each case which, taken in the aggregate, reflect the terms and provisions of this Agreement.

18.2.4              The Parties acknowledge that, during the term of this Agreement, the University may desire to refinance certain outstanding obligations with the proceeds of tax-exempt obligations.  In connection with such refinancing, the Provider agrees to cooperate with the University to make changes to this Agreement that may be required in order for this Agreement to either meet the safe-harbors for qualified management contracts under IRS guidelines provided in Revenue Procedure 2017-13 (or any successor guidance) or to meet other requirements imposed by the IRS such that the provision of services by Provider under this Agreement does not result in private business use under Section 141(b)(1) of the Code or the Treasury Regulations issued thereunder (and otherwise does not preclude availability of refinancing by means of tax-exempt obligations).  The Parties agree that such changes shall include reasonable compensation to compensate for the impact of any such changes.

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18.3                        Assignment.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each party hereto.  Except as provided below, neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part by a Party to any other Person, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).  Provider may, without the consent of University, (a) collaterally assign its rights under this Agreement to a lender to Provider, and (b) assign this Agreement and any right or obligation hereunder, or any portion hereof or thereof to one or more subsidiaries of Provider formed for the purpose of providing services such as the Services provided hereunder, provided that (i) any such subsidiary is wholly owned by Provider, (ii) Provider remains primarily liable for all of Provider’s obligations arising under this Agreement and also executes a guarantee of performance and payment by any such subsidiary of all such obligations, in form and substance reasonably satisfactory to University, (iii) any such subsidiary agrees in writing to be bound by this Agreement, and the assignment and assumption agreement is otherwise in form and substance reasonably satisfactory to University, and (iv) such assignment to any such subsidiary shall automatically terminate and be of no further force or effect if at any time such subsidiary is no longer wholly owned by Provider.  For purposes of this Section, “assignment” includes any change in control of a Party, any subcontracting or other delegation by Provider of the performance of substantially all of the Services, and any transfer or assignment of this Agreement (whether by operation of law or otherwise) in connection with any merger, sale of all or substantially all assets, or any other transaction.

18.4                        Third Party Rights.  Except to the extent provided in Section 8 (Indemnification for Third Party Claims), nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

18.5                        Choice of Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof.

18.6                        Headings.  The headings of the Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

18.7                        Entire Agreement.  This Agreement, together with the Appendices, Exhibits and Schedules hereto and the agreements and instruments expressly provided for herein, as all of the foregoing may be amended from time to time in accordance with the terms hereof, constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the Parties hereto with respect to the subject matter hereof.

18.8                        Severability.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force in all other respects.  Should any provision of this Agreement be or become ineffective because of changes in Applicable Law or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this

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Agreement shall not be affected thereby.  If such circumstances arise, then (subject to Section 3.11 (Points of Contact; Designees) and Section 18.11 (Dispute Resolution) the Parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.

18.9        Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.10      Further Assurances.  Each Party shall execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform such Party’s obligations hereunder.

18.11      Dispute Resolution.

18.11.1          In the event of any dispute, claim or controversy arising out of or relating to this Agreement, including, but not limited to, its creation, validity, interpretation or enforcement (a “Dispute”), the Parties shall endeavor to settle the Dispute through their respective Designees.  University’s Designee shall report Disputes to the MSA Committee and the MSA Committee shall provide guidance in accordance with the University Bylaws.  If the Designees are unable to resolve the Dispute within thirty (30) days of receipt of written notice by a Designee from the other Designee identifying the dispute and initiating such discussions, the Dispute shall then be submitted to (a) in the case of the Provider, a senior executive officer (other than the chief executive officer) appointed by the Provider’s board of directors, and (b) in the case of University, a member or members of the MSA Committee appointed by the MSA Committee (each, a “Senior Designee”), who shall work together in good faith effort to resolve the Dispute.  If the Dispute cannot be resolved by the respective Party’s Senior Designees within thirty (30) days of submission of the matter to such Senior Designees, then either Party may proceed with an action or proceeding under Section 18.11.2 below.

18.11.2          The Parties agree to submit (the “Submission”) any dispute, claim, or controversy arising out of or relating to this Agreement, including, but not limited to, its creation, validity, interpretation or enforcement to JAMS for non-binding mediation.  The Parties agree that the Submission will be treated as Confidential Information and the fact of the Submission and all details thereof shall not be disclosed to any third party except to the mediators. The Submission shall be in writing and set forth with reasonable particularity the grounds for the Submission.  The Submission shall be filed with JAMS and sent to the other Party simultaneously. The other Party shall serve a written response to the Submission within five (5) Business Days to both the originating Party and JAMS.  The Parties will cooperate with JAMS and with one another in selecting a mediator from a panel of neutrals and in promptly scheduling the mediation proceedings.  Any mediation conducted pursuant to this Agreement shall be held in Phoenix, Arizona.  If the Parties cannot agree on a mediator, JAMS will appoint one.  The Parties covenant that they will participate in the mediation in good faith and that they will (a) bear their own attorneys’ fees, costs, and expenses in connection with the mediation; and (b) share equally in the fees and expenses charged by the mediator.  All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by either Party, their agents, employees, experts, and attorneys, and by the mediator or any JAMS employee are confidential, privileged,

31

and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.  If the Dispute is not resolved within thirty (30) days from the date of the Submission of the Dispute to mediation (or such other date as the Parties may agree to in writing), any Party may proceed forthwith with the initiation and administration of an arbitration in accordance with the terms of this Section 18.11 (Dispute Resolution).  The mediation may, however, continue, if the Parties so agree, after the commencement of the arbitration.  Unless otherwise agreed by the Parties, the mediator shall be disqualified from serving as arbitrator in the case.

18.11.3          The Parties agree that final and binding arbitration of the Dispute shall be conducted through JAMS, before a single arbitrator and in accordance with the JAMS Streamlined Arbitration Rules & Procedures. Such arbitration shall be the sole and exclusive remedy for resolving any Disputes arising out of, or in any way related to this Agreement, including, but not limited to its creation, validity, interpretation, or enforcement,  instead of any court action, which is hereby expressly waived.  The Parties agree that the arbitration will be treated as Confidential Information to the extent permitted by law and the fact of the arbitration and all details thereof shall not be disclosed to any third party except to the arbitrator.  Any arbitration conducted pursuant to this Agreement shall be held in Phoenix, Arizona. The Parties waive any argument that the selection of that venue is inconvenient or otherwise improper.  The non-prevailing Party agrees to pay all expenses and reasonable expenses and attorneys’ fees incurred by the prevailing Party.

18.12      Certain Interpretive Matters.

18.12.1          Unless the context requires otherwise, (i) all references to Sections or Exhibits are to Sections or Exhibits of or to this Agreement, (ii) words in the singular include the plural and vice versa, (iii) the terms “include”, “includes” “including” means “include, includes or including without limitation,” and (iv) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual Section or portion hereof.  All references to “$” or dollar amounts will be to lawful currency of the United States of America.  All references to “$” or dollar amounts, or “%” or percent or percentages, shall be to precise amounts and not rounded up or down.  All references to “day” or “days” will mean calendar days.

18.12.2          No provision of this Agreement will be interpreted in favor of, or against, any of the parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or such provision.

[Signature Page Follows]

32

IN WITNESS WHEREOF, the Parties have executed and delivered this MASTER SERVICES AGREEMENT as of the day and year first above written.

PROVIDER:

GRAND CANYON EDUCATION, INC.

By:	/s/ Daniel E. Bachus
Name:	Daniel E. Bachus
Title:	Chief Financial Officer

UNIVERSITY:

GAZELLE UNIVERSITY (to be renamed “Grand Canyon University”)

By:	/s/ Will Gonzalez
Name:	Will Gonzalez
Title:	Chairman of the Board of Trustees

[Signature Page to Master Services Agreement]

33

EXHIBIT A

DEFINITIONS

“Access” refers to the ability of authorized agents, officers, directors and employees of Provider to (a) enter and exit the Campus or other facilities of the University as reasonably necessary to perform the Services (including the use, consistent with the use prior to the date hereof, of the executive office space on the fourth floor of the Student Life Building), (b) review and analyze relevant Books and Records of University (including copies) as reasonably necessary for the performance of the Services, and (c) consult with any employees of University as reasonably necessary to perform the Services under this Agreement.

“Accrediting Body” means any governmental or non-governmental entity, including, without limitation, any institutional and/or specialized accrediting agency, that engages in the granting or withholding of accreditation of postsecondary educational institutions or programs in accordance with standards relating to the performance, operations, financial condition or academic standards of such institutions, including, without limitation, HLC.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.  For the foregoing purposes, “control” means the ownership of more than fifty percent (50%) of the securities entitled to elect the board of directors or other managing or governing body of such Person.

“Aggregated Data Sets” has the meaning set forth in Section 10.13 (Aggregated Data Sets).

“Agreement” has the meaning set forth in the preamble of this Agreement, and this Master Services Agreement, including, the cover page, preamble, exhibits, schedules, attachments, addendums and any future amendments hereto and all Services Addenda, all of which are incorporated herein by reference.

“Alternate Designee” has the meaning set forth in Section 3.11 (Points of Contact; Designees).

“Applicable Law” means any laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity or Educational Agency, including any Educational Law, applicable to a Party.

“Asset Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Audited Financial Statements” means, as to any Party, such Party’s  income statement, balance sheet, cash flow statement and footnotes prepared in accordance with GAAP consistently applied and certified by such Party’s auditor.

“Back-Office Services Functions” means the Services described in Section 7 of Exhibit B (Accounting Services), Section 8 of Exhibit B (Financial Aid Services), Section 11 of Exhibit B (Human Resources), and Section 12 of Exhibit B (Technology).

Exhibit A-1

“Books and Records” means originals (or true, correct and complete copies) of all business, accounting, Tax and financial records, files, lists, ledgers, correspondence, studies, reports databases and other documents (whether in hard copy, electronic or other form), including:  (a) all analysis reports, advertising, promotional and marketing materials and creative material, and (b) all records and lists relating to customers, vendors or personnel (including customer lists or databases, vendor lists or databases, mailing lists or databases, e-mail address lists or databases, recipient lists or databases, sales records, credit information, correspondence with customers, customer files and account histories, supply lists and records of purchases from and correspondence with vendors), but shall exclude the student records.

“Breach” has the meaning set forth in Section 3.7.4 (Provider’s Compliance with Certain Educational Laws).

“Business Days” means each day (a) on which banks are open for business in Phoenix, Arizona, and (b) for purposes of calculating any time periods set forth in Exhibit B, designated as a working day by University for its employees.

“Campus” means that certain real property located at 3300 West Camelback Road, Phoenix, Arizona 85017, all improvements thereon, and any equipment related thereto, together with any other property or location where University offers or supports Courses or Programs, in each case owned or otherwise used by University in the conduct of its Educational Activities.

“Claim” has the meaning set forth in Section 8.1 (Indemnification of University).

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” has the meaning set forth in Section 9.1 (Definition).

“Course” means those academic courses offered as part of a Program administered by University.

“Course Materials” means, collectively, syllabi and resource material and content for the Courses, including concepts, materials, resources and text requirements, self-study materials, case studies, curricula and such other items or materials, in all forms and media, relating to the Courses and the Programs or as is otherwise used by University and/or its Affiliates in connection with the offering and delivery of the Programs, in each case (a) any Improvements thereto made by Provider for University and/or its Affiliates from time to time in connection with the performance of the Services (which Course Materials, together with such Improvements, shall be owned by University as University Intellectual Property) or (b) as otherwise owned, created or developed by University.

“Credit Agreement” means that certain Credit Agreement, dated the date hereof, between University (as Borrower) and Provider (as Lender), as the same may be amended from time to time, pursuant to which University issued the Senior Secured Note to Provider in consideration for the Schools Assets acquired under the Asset Purchase Agreement.

“Defaulting Party” has the meaning set forth in Section 6.4 (Termination of Agreement for Breach).

Exhibit A-2

“Designee” has the meaning set forth in Section 3.11 (Points of Contact; Designees).

“Disclosing Party” has the meaning set forth in Section 9.2 (Obligations).

“Dispute” has the meaning set forth in Section 18.11.1 (Dispute Resolution).

“DOE” means the United States Department of Education and any successor agency administering student financial assistance under Title IV.

“Early Termination Fee” means an amount equal to one-hundred percent (100%) of the aggregate Services Fees paid or payable by University to Provider for the trailing twelve (12) month period ended as of the end of the month immediately prior to the effective date of termination.

“Educational Activities” means the operation of an institution of higher education for general educational purposes (including the conferring of academic degrees, diplomas, honors or certificates) on the Campus, as such activities are conducted by University as of the Effective Date and thereafter.

“Educational Agency” means any entity or organization, whether governmental, government chartered, tribal, private, or quasi-private, that engages in granting or withholding Educational Approvals for postsecondary educational institutions in accordance with standards relating to the performance, operation, financial condition, or academic standards of such institutions, including the DOE, any Accrediting Body, or any State Educational Agency.

“Educational Approval” means, with respect to any Person, any license, permit, authorization, certification, accreditation, or similar approval, issued or required to be issued by an Educational Agency to such Person or with respect to its locations, Courses or Programs, including any such approval for such Person to participate in any Title IV Program or any other government-sponsored or private student financial assistance program offered by any Educational Agency pursuant to which student financial assistance, grants or loans are provided to or on behalf of such Person’s students by such Educational Agency.

“Educational Consent” means any pre-approval, approval, authorization or consent by any Educational Agency, or any notification to be made by the Parties to an Educational Agency, which is necessary under Educational Law in order to maintain or continue any Educational Approval held by University or to continue or further the conduct of the Educational Activities.

“Educational Law” means any federal, state, municipal, foreign or other law, regulation, order, Accrediting Body standard or other requirement applicable thereto, including, without limitation, the provisions of Title IV of the HEA and any regulations or written guidance implementing or relating thereto, issued or administered by, or related to, any Educational Agency.

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Examination Notice” has the meaning set forth in Section 5.4 (Examinations).

Exhibit A-3

“Exclusive Services” has the meaning set forth in Section  3.1 (Services to be Provided; Exclusivity).

“FERPA” has the meaning set forth in Section 3.7.2 (Provider’s Compliance with Certain Educational Laws).

“Fiscal Year” means the fiscal year of University starting July 1 and ending on June 30 of the following calendar year.

“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel, including any Educational Agency.

“Guidance” has the meaning set forth in Section 3.7.7 (Provider’s Compliance with Certain Educational Laws).

“HEA” means the Higher Education Act of 1965, 20 U.S.C. § 1001 et seq., as amended, or successor statutes thereto.

“HLC” means the Higher Learning Commission of the North Central Association of Colleges and Schools.

“Improvements” has the meaning set forth in Section 10.3 (License to Course Materials).

“Independent Accounting Firm” has the meaning set forth in Section 5.4.5 (Examinations).

“Initial Term” has the meaning set forth in Section 6.1 (Term).

“Intellectual Property” has the meaning set forth in Section 10.1 (Definitions).

“IRS” means the United States Internal Revenue Service.

“MSA Committee” means the “MSA Committee” as such term is defined in University’s bylaws as in effect on the date hereof and as the same may be amended from time to time.  In addition to members of University’s board of trustees, the MSA Committee may include, if and to the extent permitted by University’s bylaws, one or more additional non-trustee members, who may be members of the administration, faculty and/or students.

“Non-Defaulting Party” has the meaning set forth in Section 6.4 (Termination of Agreement for Breach).

“Non-Renewal Fee” means an amount equal to fifty (50%) of the aggregate Services Fees paid or payable by University to Provider for the trailing twelve (12) month period ended as of the end of the month immediately prior to the last day of such Initial Term or Renewal Term, as applicable.

“Owner Party” has the meaning set forth in Section 10.2 (Ownership) .

Exhibit A-4

“Party” and “Parties” have the meaning set forth in the preamble to this Agreement.

“Payment Failure” has the meaning set forth in Section 5.4.4 (Examination).

“Performance Failure” has the meaning set forth in Section 5.4.4 (Examinations).

“Person” means any individual or entity.

“Personal Information” has the meaning set forth in Section 3.7.1 (Provider’s Compliance with Certain Educational Laws).

“Platform” has the meaning set forth in Section 12.1 (Technology) of Exhibit B to this Agreement.

“Programs” means all graduate degree programs, undergraduate degree programs, certificate programs, professional studies programs or other educational programs offered by University from time to time.

“Provider” has the meaning set forth in the preamble to this Agreement.

“Provider Indemnitees” has the meaning set forth in Section 8.2 (Indemnification of Provider).

“Provider Intellectual Property” has the meaning set forth in Section 10.1.3 (Ownership).

“Quality Control Standards” has the meaning given to it in Section 10.9.2 (Quality Control).

“Receiving Party” has the meaning set forth in Section 9.2 (Obligations).

“Renewal Term” has the meaning set forth in Section 6.1 (Term).

“Senior Designee” has the meaning set forth in Section 18.11.1 (Dispute Resolution).

“Senior Secured Note” means that certain senior secured note or notes issued by University to Provider pursuant to the Credit Agreement.

“Services” means the services set forth in this Agreement or any Exhibit hereto, or on one or more Services Addenda.

“Services Addenda” has the meaning set forth in Section 3.3 (Services Addenda).

“Services Fees” has the meaning set forth in Section 5.1 (Services Fees; Payment Terms).

“Services Personnel” has the meaning set forth in Section 3.9 (Services Personnel).

“Services Transfer Notice” has the meaning set forth in Section 6.9 (Assumption of Certain Services Functions).

Exhibit A-5

“State Educational Agency” means any state educational licensing body that (a) provides a license, authorization or exemption necessary for University to conduct its Educational Activities in that state, whether at a physical location, online or through other distance education delivery methods, or (b) administers any student financial aid programs at the state level.

“Submission” has the meaning set forth in Section 18.11.2 (Dispute Resolution).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or required by Applicable Law.

“Title IV” means Title IV of the HEA, and any amendments or successor statutes thereto.

“Title IV Program” means any program of student financial assistance administered pursuant to Title IV as set forth at 34 C.F.R. § 668.1(c).

“Transition Period” has the meaning set forth in Section 6.8 (Transition Services).

“Transition Services” has the meaning set forth in Section 6.8 (Transition Services).

“University” has the meaning set forth in the preamble to this Agreement.  Unless the context otherwise requires, references herein to “University” include references to the postsecondary educational institution known as “Grand Canyon University” that is operated by University.

“University Bylaws” means the bylaws of University as in effect on the date hereof and as may be amended and/or amended and restated from time to time after the date hereof.

“University Indemnitees” has the meaning set forth in Section 8.1 (Indemnification of University).

“University Intellectual Property” has the meaning set forth in Section 10.1.2 (Definition).

“University Marks” means the trade names, registered domain names, service marks, seals, trademarks, trade dress, corporate names and logos used by University or its Affiliates in connection with the Educational Activities, including the Programs.

“Updates” has the meaning set forth in Section 3.3 (Services Addenda).

[End of Exhibit A]

Exhibit A-6

EXHIBIT B

DESCRIPTION OF SERVICES

With respect to University, Provider shall, subject to the terms and conditions in this Agreement, provide a specific bundle of technological, marketing, promotional, development and/or support Services, including student support services.  The following list and description represents the set of Services that Provider will provide to University under this Agreement, with any additional Services or deletions to such Services to be provided in an applicable Services Addendum.  Notwithstanding the foregoing, Provider will at all times provide at least three (3) Services in addition to the enrollment services described in Section 2 below. For clarity, no Services Addendum shall be required for the Services described in this Exhibit B; however, the Parties may further detail the Services described in this Exhibit B or add or remove Services in a Services Addendum. In addition, Provider agrees that all Services related to marketing and student recruiting/enrollment are encompassed in this Exhibit B and no additional Services related to such matters shall be made part of any Services Addendum.

[***]

1.                                      Marketing.*

1.1          Subject to University oversight and approval, Provider shall create and carry out marketing and promotional strategies (collectively, “Promotion Strategies”) targeted toward building the brand of University and awareness of its Programs and generating a flow of quality applications from prospective students to University.  In furtherance of the foregoing:

1.1.1       Provider shall develop a quarterly written plan (the “Plan”) and appropriate marketing materials covering various media channels for University and shall, upon prior approval by University, execute the Plan.  Provider shall fund and develop appropriate materials and content to cover all reasonable media platforms.  The Plan and all materials related to University or its Programs, including advertising copy, shall be subject to University’s written approval prior to any use thereof.

1.1.2       At any time when major changes to the Plan are proposed, Provider will submit the revised Plan, along with materials related to University or its Programs, to the appropriate office designated by University for review and approval.

1.1.3       Provider will, as part of the Promotion Strategies, establish alliances between University and other educational organizations, including high schools and related associations, subject to University’s prior approval of the types of alliances requested.

1.2          The content of each Plan shall be owned by University as University Intellectual Property.  If Provider is engaged to develop plans for other educational institutions, Provider shall have the right to develop such plans, including using knowledge, tools, frameworks, architecture, strategies, tactics and information of general application that are included in a Plan or used in connection with the development of a Plan (collectively, the “Plan Information”).  If Provider develops any such Plan Information, including any of the foregoing that are included in a Plan, then such Plan Information shall be Provider Intellectual Property.  Provider hereby grants

Exhibit B-1

to University a non-exclusive, worldwide, royalty-free, perpetual, irrevocable license (without the right to sublicense) to use Plan Information that is Provider Intellectual Property in connection with the execution and performance of the applicable Plan(s), subject to the terms in this Agreement.  If University develops any Plan Information, then such Plan Information shall be University Intellectual Property.  University hereby grants to Provider a non-exclusive, worldwide, royalty-free, perpetual, irrevocable license (without the right to sublicense) to use such Plan Information that is University Intellectual Property in connection with the development of plans for other educational institutions.

2.                                      Enrollment Services and Budget Consultations.*

2.1          University shall have final discretion over the enrollment budget.  University shall develop an annual enrollment budget that will include projected enrollment targets by Program, pricing (including tuition, fees, room and board), and scholarship amounts, together with the projected numbers of students that will graduate from University, drop Programs, or re-enter Programs.  Prior to final approval by University, University shall provide this budget to Provider for its review and comment, and Provider shall provide University with input on the projected budget, including any changes that may be required in order to deliver the Services, and will review the Provider’s progress toward meeting this budget monthly.  Notwithstanding the foregoing, University shall have sole and final authority with respect to adoption of this budget.  Subject to University’s oversight and pursuant to a written plans and procedures approved by University, Provider will:

2.1.1       provide prospective students with transparent information on program requirements, finance options, degree time to completion (through unofficial evaluations of transfer credits as prospective students provide them) and net price calculator results in alignment with agreed upon Key Performance Indicators (“KPIs”).

2.1.2       Provide guidance as needed to prospective students through the Program application process using Provider’s application platform and forward completed applications that satisfy University’s admissions standards to University’s admissions office for review and acceptance.

2.1.3       determine levels of satisfaction using student surveys per the goals of the University Strategic Plan.

3.                                      Student Support Services Counseling.* Subject to University’s oversight and pursuant to written plans, policies and procedures approved by University, Provider will:

3.1          provide all students with an assigned advisor after all application documentation has been processed and proactively work with students throughout the entire Program. Such advisors will, under University’s oversight, provide guidance pertaining to the student’s selected Program according to University-approved training materials and in alignment with agreed upon KPIs.  University shall retain the right to provide students with faculty and other advisors.

Exhibit B-2

3.2          assist students with scheduling and program change options, and contact students during the pendency of their Programs to help with retention in alignment with agreed upon KPIs.

3.3          help students, where necessary, to secure field experience placements to satisfy their Program requirements in alignment with agreed upon KPIs.

3.4          [***]

3.5          determine levels of satisfaction using student surveys in alignment with agreed upon KPIs.

4.                                      Document Intake.  Subject to University oversight (including as provided in Section 2.1.4 of this Exhibit B, above), Provider will collect all application documents from prospective students and enter them into the student information system (SIS) maintained for University within two (2) Business Days of receipt.  Provider will also request all transcripts from any prior institutions students have attended and enter them into the SIS within five (5) Business Days of receipt. University will be exclusively responsible for evaluating prior institutions and courses and making admissions decisions in accordance with the criteria set forth in the UPH.

5.                                      Student Records Management.  Provider will:

5.1          [***] as determined by University.

5.2          [***]

5.3          [***]

5.4          [***]

5.5          [***] All status changes and documents provided are based on the students meeting qualifications set by University.

5.6          [***]

6.                                      Curriculum Services.

6.1          University is responsible for all educational content provided in Course Materials and Courses.  In collaboration with the University’s faculty, Provider will assist with the Program and Course design by providing curricular assistance and recommendations with respect to content and techniques that make use of the available technologies and methods embodied in the Platform in order to endeavor to meet the needs of University’s students and Programs.  Provider may also provide other related support as necessary and as agreed by the Parties.

6.2          University will determine the selection of Programs to be offered and will provide faculty and content experts to determine the material to be covered in the Courses.

6.3          University-designated faculty will work with Provider to identify and license academic resources relevant to the Programs and Courses.

Exhibit B-3

7.                                      Accounting Services.  The provision of the accounting services described in this section is intended merely to provide costs savings to University; such services shall be provided at University’s discretion and any such services will be subject to University oversight.

7.1          Payroll.  Provider will utilize its third-party payroll provider to process payroll of University employees and faculty as specified in an agreed upon calendar year. Provider will maintain University’s online paycheck system on behalf of University. Provider will work with such third-party payroll provider to, or will itself act to, remit all withheld Taxes and payroll contributions on behalf of University per IRS rules and deadlines and will be responsible for preparing and sending out during the year all forms by applicable IRS deadlines.

7.2          Accounts Payable (Vendor). Provider will provide and maintain an accounts payable system for University and will train and assist University personnel in the use of such system. Provider will input University invoices within two (2) Business Days of being received as long as the vendor has been properly approved by University and a University purchase order has been created. Otherwise, Provider will contact the applicable University department within two (2) Business Days to create a purchase order. Upon University’s prior approval of invoice amounts, Provider will authorize the payment of invoices from University’s account on University’s behalf per payment terms on invoice or net 30 days. Provider reserves the right to choose the method of payment (check, Automated Clearing House (“ACH”), or credit card) as long as it does not result in additional expense to University or create issues with a vendor. All vendor statements will be properly reviewed by the Parties within thirty (30) days of being received and issues will be resolved timely. University understands that it must respond within two (2) Business Days with respect to inquiries and requests for assistance or the deadlines will not be met.

7.3          Accounts Payable (Travel & Entertainment).  Provider will provide and maintain an expense reporting system for University and will train and assist University in the use of such system. University will set travel policies for its employees, and Provider will audit compliance with such policies. Once expense reports are submitted through the system, Provider will have three (3) Business Days to audit or to request additional backup.

7.4          Accounts Payable (PCard).  Provider will provide and maintain the purchasing cards and reconciliation system for University and will train and assist University personnel in the use of such system. University will create approval processes to issue new cards and will set policies for their use, and Provider will audit compliance with such processes and policies. Once PCard reconciliations are submitted through the system, Provider will have thirty (30) days to audit or to request additional backup. University will follow IRS guidelines for documentation requirements.

7.5          General Ledger (Month End Close).  Provider will provide and maintain the general ledger system to be used for University’s financial statement production and will provide view access to University’s accounting personnel.  Provider will close the books (excluding Tax entries) for each calendar month by the tenth (10th) Business Day of the following calendar month (e.g., for the month of May, the tenth (10th) Business Day of June). University understands that it must have all entries and accruals to Provider by the fifth (5th) Business Day of such following calendar month or the Provider close timeline may be delayed. Provider will

Exhibit B-4

reconcile all necessary balance sheet accounts by the twenty-fifth (25th) day of such following calendar month. Provider will prepare all required audit schedules per reasonable due date set by University’s audit firm. Provider will respond to all general ledger questions from University within two (2) Business Days.

7.6          General Ledger (Fixed Assets).  Provider will provide and maintain the fixed asset system to record and track all University assets and will provide reports to University personnel as needed. Provider will enter the fixed assets into the system at each calendar month end and will close the fixed asset books for any calendar month by the fifth (5th) Business Day of the following calendar month. Provider will prepare all required fixed asset schedules by the tenth (10th) Business Day of such following month. Provider will prepare all required audit schedules per due date set by University’s audit firm. Provider will respond to all fixed asset questions from University within two (2) Business Days.

7.7          General Ledger (Bank Reconciliations).  Provider will perform bank reconciliations for University. Provider will have access to all required University bank accounts as specified in Schedule B-7.7 hereto solely for purposes of making vendor payments and other purposes authorized by University.  Provider will prepare a daily cash requirements report which will be sent to University’s vice president of business and finance by noon daily.  Provider will complete all cash entries for any calendar month by the third (3rd) Business Day of the following calendar month.  Provider will complete all bank reconciliations by the last day of such following calendar month. All outstanding items which are errors will be researched and removed from reconciliation within thirty (30) days from the reconciled date. Provider will represent University with all banks and negotiate and ensure University is receiving the lowest fees and rates possible.

7.8          General Ledger (Investment).  At University’s option, Provider will invest and manage excess University’s funds in short-term investments of University’s choice. Provider will provide reconciliations for any calendar month by the tenth (10th) day of the following calendar month and keep detailed records of the investments. University will create an investment policy which Provider will follow. Provider will produce a quarterly investment summary that will be sent to University’s vice president of business and finance.

7.9          Student Accounting (Adjustments).  Provider agrees to process all adjustment tickets within two (2) Business Days. All auto and recurring adjustments will be processed per agreed upon schedules.

7.10        Financial Reporting. Provider will produce monthly financial statements for University for each calendar month, which statement will be a balance sheet, income statement and cash flow statement along with a budget to actual spend comparison, by the fifteen (15th) day of the following calendar month.   Provider will work with University’s outside audit firm such that University can issue and file its audited financial statements with the DOE by the applicable due date following the end of each Fiscal Year.

7.11        Budgeting.  Provider will assist University with preparing an annual budget using a budget calendar determined by University.   For purposes of clarity, Provider acknowledges and agrees that University shall have sole and final authority with respect to adoption of an annual budget.

Exhibit B-5

7.12        Taxes.  Provider will assist University in calculating its applicable Tax liabilities, filing Tax or other relevant information returns and applications, making required Tax payments, and complying with the rules and regulations governing any tax-exempt bonds issued by University.

8.                                      Financial Aid Services.  Provider will provide (or engage other third parties to provide) certain financial aid services as set forth herein. The Parties acknowledge that these services may result in Provider being classified as a “Third-Party Servicer” as defined in 34 C.F.R. § 668.2.

8.1          Provider shall provide the following services:

8.1.1       subject to University’s final approval, awarding, certifying, originating, and disbursing Title IV Program funds upon the successful collection of all required documents needed to fulfill both federal and institutional requirements, with certifications to be processed within five (5) business days of receipt of all documents.

8.1.2       delivering Title IV Program credit balance refunds to students (whether via cash, check, ACH, debit card, or other means);  processing Return of Title IV Program funds for all Title IV Program students who have ceased to be enrolled at least half time; and providing financial counseling and entrance and exit loan counseling, including in person, by mail, or electronically.

8.1.3       financial aid consulting, including financial aid staffing, interim management, processing support, and/or development and maintenance of written policies and procedures approved by University; provided, that any policy and procedure updates that affect the processing of financial aid must be approved by University before enacting.

8.1.4       subject to University’s final approval and in accordance with Applicable Law or the requirements of Educational Agencies, preparing and/or submitting required reports, including enrollment reporting to the National Student Loan Data System, the Integrated Postsecondary Education Data System, the Fiscal Operations report, and monthly and annual reconciliations of federal funds, preparing or disseminating required consumer information disclosures, including general, campus crime, drug and alcohol prevention, graduation rates, placement rates, and gainful employment disclosures.

8.1.5       electronic storage and maintenance of Title IV Program-related records.

8.2          Provider hereby represents and warrants to University that it will, and hereby agrees to:

8.2.1       Comply with all statutory provisions of or applicable to Title IV of the HEA, all regulatory provisions prescribed under that statutory authority, and all special arrangements, agreements, limitations, suspensions and terminations entered into under the authority of statutes applicable to Title IV of the HEA, including the requirement to use any funds that Provider administers under any Title IV Program and any interest or other earnings thereon solely for the purposes specified in and in accordance with that Title IV Program.

Exhibit B-6

8.2.2       Refer to the Office of Inspector General of the DOE for investigation any information indicating there is reasonable cause to believe that University might have engaged in fraud or other criminal misconduct in connection with University’s administration of any Title IV Program or an applicant for Title IV Program assistance might have engaged in fraud or other criminal misconduct in connection with his or her application. Examples of the type of information that must be referred are:

(A)          False claims for Title IV Program assistance;

(B)          False claims of independent student status;

(C)          False claims of citizenship;

(D)          Use of false identities;

(E)           Forgery of signatures or certifications;

(F)           False statements of income; and

(G)          Payment of any commission, bonus or other incentive payment based in any part, directly or indirectly, upon success in securing enrollments or the award of financial aid to any person or entity engaged in any student recruitment or admission activity or in making decisions regarding the award of Title IV Program funds.

8.2.3       Be jointly and severally liable with University to the Secretary of the DOE (the “Secretary”) for any violation by Provider of any statutory provision of or applicable to Title IV of the HEA, any regulatory provision prescribed under that statutory authority, and any applicable special arrangement, agreement, or limitation entered into under the authority of statutes applicable to Title IV of the HEA.

8.2.4       If Provider disburses funds (including funds received under the Title IV Programs) or delivers federal Stafford Loan Program proceeds to a student, Provider will:

(A)          Confirm the eligibility of the student before making that disbursement or delivering those funds, which confirmation must include, but is not limited to, any applicable information contained in the records required under 34 C.F.R. § 668.24; and

(B)          Calculate and return any unearned Title IV Program funds to the Title IV Program accounts and the student’s lender, as appropriate, in accordance with the provisions of 34 C.F.R. §§ 668.21 and 668.22, and applicable program regulations.

8.2.5       If either Party terminates this Agreement, or if Provider stops providing services for the administration of a Title IV Program, goes out of  business, or files a petition under the Bankruptcy Code, Provider will return to University all:

Exhibit B-7

(A)          Records in Provider’s possession pertaining to the University’s participation in the Title IV Programs for which Services are no longer provided; and

(B)          Funds, including Title IV Program funds, received from or on behalf of University or University’s students, for the purpose of the Title IV Programs for which Services are no longer provided.

8.2.6       Provider also hereby represents and warrants that:

(A)          It has not been limited, suspended, or terminated by the Secretary within the preceding five (5) years;

(B)          It has not had an audit finding resulting in its having to repay an amount greater than five percent (5%) of the funds that Provider administered under the Title IV Program for any award year;

(C)          It has not been cited during the preceding five (5) years for failure to submit audit reports required under Title IV of the HEA in a timely fashion; and

(D)          In the event Provider sub-contracts any Title IV services set forth in Section 8.1 of this Agreement, Provider shall immediately identify the contractor and provide a copy of such contract to University, which contract shall identify in reasonable detail all functions to be performed by such contractor.

8.2.7       Provider agrees to implement and maintain appropriate safeguards to protect all customer information in its possession, in compliance with FERPA and the information security requirements established by the Federal Trade Commission, regardless of whether such information pertains to students, parents, or other individuals with whom University has a customer relationship, or pertains to the customers of other financial institutions that have provided such information to University. For purposes hereof, “customer information” means any record containing nonpublic personal information about a customer, whether in paper, electronic, or other form, that is handled or maintained by or on behalf of the University or its Affiliates.

9.             Procurement Services.  The provision of the procurement services described in this section is intended merely to provide costs savings to University; such services shall be provided at University’s discretion and any such services will be subject to University oversight.

9.1          Provider will utilize its purchasing department upon request by University personnel to secure products and services for University, including travel services;

9.2          Upon request by University personnel, Provider will review vendor contracts provided by University personnel; and

9.3          Provider will provide and maintain a procurement system for University and will train and assist University personnel in the use of such system.

The parties acknowledge that, as currently designed, Provider’s procurement software requires

Exhibit B-8

that an authorized employee of Provider “approve” any purchase order.  Provider covenants and agrees that it will approve any purchase order submitted by University for processing through the Provider procurement department.

10.          Audit Services.  The provision of the audit services described in this section is intended merely to provide costs savings to University; such services shall be provided at University’s discretion and any such services will be subject to University oversight.  Provider will work with the Board of Trustees of University to develop an annual internal audit plan for University and then will assist University, upon request, in performing internal auditing services for University in accordance with such plan. The Parties anticipate that such plan will include audits of at least four (4) University departments annually, although University has discretion regarding the number of annual audits.

11.          Human Resources.  The provision of the human resources services described in this section is intended merely to provide costs savings to University; such services shall be provided at University’s discretion and any such services will be subject to University oversight.

11.1        Provider will provide guidance and support to University in University’s goal of preventing and resolving workplace issues.  Subject to University policies, such guidance and support will include consulting with business leaders and employees on performance management, human resources policies, business unit restructures, workforce planning and formal complaint investigation and response. Provider will meet annually with University to ensure service quality and responsiveness remains at an acceptable level. Following these meetings, Provider will implement requested changes within forty-five (45) calendar days. Provider will investigate and respond to formal legal complaints within thirty (30) calendar days of receipt and/or according to the applicable legally required deadlines.

11.2        University has exclusive authority regarding all hiring decisions for University personnel.  Provider will, at the request of University, assist University in its employee recruitment process, including sourcing, interviewing and on-boarding employees.  Provider will maintain an external job posting website for the University. Provider will post University approved position requisitions within two (2) Business Days from receipt and launch the onboarding process within two (2) Business Days of making University approved employment offers. The target average time to fill open positions will be forty-five (45) days.

11.3        University has exclusive authority regarding all compensation decisions for University personnel.  Provider will, at the request of University, provide compensation consulting to University, including assisting in creating job descriptions, conducting market compensation, headcount and turnover analyses and managing salary administration plans. Provider will respond to all compensation related requests or questions from University within fifteen (15) Business Days.

11.4        Provider will provide HR system technology for automated HR business processes, employee and manager self-service, and reporting and analytics that support University initiatives; execute HR system technology updates, changes and new functionality/business requests that support business goals; and provide communication, training and support to all HR system users and manage all employee data.  Provider will provide 99% HR system availability in any given year.

Exhibit B-9

11.5        University has exclusive authority regarding all employee group insurance and retirement plan decisions for University personnel. Provider will advise University on group benefit plan design and procurement.  Provider will provide University with an annual review of benefit cost prior to the designated open enrollment period. Provider will represent University with all employee benefit vendors and negotiate and present University options regarding fees and rates.

11.6        Provider will be the central point of contact for all University employees in respect of providing employee benefits and leave administration, resolving general HR inquiries and offering assistance with any HR system.  Provider will provide HR Service Center support for employees five (5) days per week (7:00 a.m. to 5:00 p.m., Monday through Friday). Provider will respond to calls and emails within two (2) Business Days.

11.7        Provider will provide the following services:  New Hire Orientations, Staff Onboarding Programs, Staff Development Programs/Modules, Management Development Programs/Modules, Compliance Modules, New Policy/Procedure/System/Programmatic Trainings, and Staff Management Performance Evaluations.  Provider will provide new hire orientation and onboarding programs on a monthly basis (based on organizational needs), Development Programs for staff twice per year, Development Programs for managers annually, Compliance Modules annually, Other Staff and Management modules/trainings as needed/available. Provider will provide Staff and Management Performance Evaluations a minimum of once per year.

11.8        [***]

12.          Technology.*

12.1        Provider has built, and shall maintain, periodically revise, and host a technology platform for University, to serve as an online communication portal for University students, University faculty, course coordinators, course assistants, interns and University staff and to enable online applications, course delivery, communications, development and maintenance of student portfolios, placement services and such other functions as are mutually agreed to by the parties (the “Platform”).  Provider will use commercially reasonable efforts to provide University students with online access to the Platform, including electronic Course Materials (Canyon Connect), student information and contact management systems that will be used by University students and employees via the Platform. At the Effective Date, the systems and functionality of the Platform shall be consistent with the Platform as provided immediately prior to the Effective Date.  Thereafter, subject to Section 3.3 (Services Addenda) of the Agreement, and in the course of providing the Services, Provider will use commercially reasonable efforts to improve the systems and functionality of the Platform and develop additional systems and functionality to improve the Platform’s learning experience for University faculty and students. Provider will prioritize development efforts with input from University.

12.2        The specifications and performance standards for the Platform are as follows.  Any changes that materially degrade such specifications and standards shall be subject to the written approval of University.  Periodically, Provider may propose enhancements to the specifications and performance standards for the Platform, all of which shall be subject to review by University at University’s request.

Exhibit B-10

12.2.1     Technical Support for Students.  Provider will provide technical support to all enrolled students of University regarding the Platform [***].

12.2.2     Help Desk Support for University Employees.  Provider will provide an IT Help Desk available to University employees.  [***]  Provider will measure satisfaction by quality assurance scoring and ticket resolution follow up calls.  The other metrics above will be tracked.

12.3        Provider will make available to University an IT infrastructure for mutually agreed applications and such infrastructure will be designed to be an always available, 24x7 full service network.  [***]

12.4        Provider will provide those software and technology capabilities to University as are currently provided as of the Effective Date.  For each of these capabilities, Provider will work with University to define in more detail the following:

12.4.1     Service or capability being provided;

12.4.2     The service level agreement (“SLA”) related to the service or capability;

12.4.3     Processes related to the service or capability;

12.4.4     Limitations related to the service or capability;

12.4.5     How new services or capabilities beyond the baseline services and capabilities are added and how cost is determined; and

12.4.6     Regular reporting related to the service or capability as provided in the SLA.

12.5        Subject to the exclusions described in Section 12.7 below, services to be provided by Provider to University include, but are not limited to, the following:

12.5.1     Staff desktop technology support;

12.5.2     Classroom technology support;

12.5.3     Miscellaneous campus technology support;

12.5.4     Point of sale terminal support;

12.5.5     Phone and cell phone support;

12.5.6     Student and faculty technical support;

12.5.7     Staff and student software application support on applications built or sourced for University; and

Exhibit B-11

12.5.8     Cybersecurity services, support and incident response for all infrastructure and software provided by Provider.

12.6        Subject to the exclusions described in Section 12.7 below, capabilities that Provider will provide to University include, but are not limited to, the following:

12.6.1     Campus networking;

12.6.2     Campus wireless;

12.6.3     Campus phone services;

12.6.4     Student software licensing;

12.6.5     Library integrations; and

12.6.6     Data analytics/reporting.

12.7        Capabilities and services that are not included as part of this Agreement include:

12.7.1     Engineering lab support or maintenance other than desktop, network and phone; and

12.7.2     Healthcare lab support or maintenance other than desktop, network and phone.

12.8        Anything in the foregoing to the contrary notwithstanding, University shall be responsible for all third party expenses and charges associated with campus Internet access and other telecom services for students, faculty, staff and others, including with respect to  computers, audio/visual equipment, other hardware, and television/cable services.

12.9        Provider and University’s designated IT liaisons will meet on a regular basis to review current work and backlog of requested changes to IT systems, services or capabilities.  University’s designated IT liaisons will participate in setting the priorities of work being done on their behalf.  Provider will propose and get approval for standard and exceptional system maintenance windows and provide advance documentation of all changes occurring during a maintenance window.  When appropriate, University will be part of the validation testing after the maintenance occurs and will decide whether the changes are accepted or should be rolled back.

13.          Business Analytics Services.  Based on University’s determination of the type of information needed, Provider will provide business analytics to support the operational as well as academic departments of University.

Exhibit B-12

14.                               Faculty Operations.

14.1        Under the direction of University and University faculty, Provider will recruit and schedule faculty based on qualifications and expressed needs of University and its colleges.  Provider will screen candidates and schedule faculty based on policies created by University’s colleges and faculty.  University college deans will be responsible for determining who is hired as University faculty and who is qualified to teach respective Courses.  [***]

14.2        Under the direction of University college deans and faculty, Provider will [***].  Provider will evaluate adjunct faculty according to University standards and provide evaluation results to University college deans.  Provider will support University colleges in processing evaluations; provided, that University and its college deans shall determine employment statuses including terminations of all faculty and adjuncts.

15.          Compliance Monitoring and Audits. In furtherance of, but subject to, Section 5.4 (Examinations) of the Agreement:

15.1        Provider shall (a) measure, monitor, and track the performance of its Services, conduct internal audits and self-testing, and compare such performance to the standards and other specifications and standards provided for in this Agreement, (b) detect and promptly cure deficiencies, and (c) report such performance, deficiencies and cures to University on a quarterly or other basis as agreed between the Parties in a form mutually agreed by the Parties from time to time.  Such assessment of the performance of Provider’s Services shall include providing University an opportunity to assess or comment to Provider on Provider’s performance of its Services, irrespective of any other measurements.  If required by Applicable Law, Provider shall also provide to University, initially and on an annual basis thereafter, a copy of a Statement on Standards for Attestation Engagements (SSAE) No. 16 report obtained by Provider from an auditing firm reasonably acceptable to University with respect to Provider’s operations related to its Services under this Agreement.

15.2        As requested by University in writing (but not more than once per Fiscal Year), Provider shall provide reasonable, mutually acceptable, written certifications as to Provider’s compliance with Applicable Law.  For the avoidance of doubt, such written certifications shall include any sub-certifications reasonably required by University to enable University to provide its own written certifications to any Governmental Entity as required by Applicable Law or contract.  University shall consult with Provider prior to agreeing to provide certifications with regard to University and its Programs that will require a Provider sub-certification.

15.3        Upon University’s request and subject to Provider’s then-current confidentiality, security and data protection procedures, Provider will permit University’s authorized representatives and auditors to visit with the appropriate personnel at Provider, and will provide University with access to or copies of (a) applicable Provider records, including testing results (whether conducted by Provider or a third-party), (b) Provider’s compliance policies and procedures applicable to Provider’s operations related to its Services, and (c) any other records required to be delivered by Provider pursuant to this Agreement, in each case in order to conduct due diligence on, audit, inspect or otherwise examine Provider’s operations, computer systems and access controls directly relating to its performance hereunder (collectively, “Reviews”).  University agrees that Reviews will be completed at Provider’s facilities upon

Exhibit B-13

reasonable advance notice during regular business hours. The parties will cooperate in good faith to minimize the disruption associated with Reviews, including the timing of such Reviews.

15.4        If Provider receives a request or demand from an Educational Agency requesting a Review, Provider shall notify University promptly, and Provider shall work with University and such Educational Agency in conducting and responding to any such request for a Review; provided, that Provider shall not be required to provide a Review to any third party, except as required by Applicable Law.

15.5        Subject to Provider’s then-current confidentiality, security, and data protection procedures, (a) Provider will discuss with University personnel, or provide summaries to University of, any material violations of Provider’s code of ethics or other compliance-related policies and procedures by Provider personnel related to Provider’s performance hereunder, and (b) Provider will promptly notify University of (and, if requested by University, provide University summaries of) material changes to Provider’s code of ethics and other compliance-related policies and procedures applicable to Provider’s performance hereunder in accordance with HLC requirements.

15.6        If Provider fails to meet a specification or standard in the performance of any Service under this Agreement, or if a deficiency is identified as a result of any self-testing, SAS 70 audit or other monitoring or other Review contemplated in this Section 15.6, as soon as practicable following knowledge of such failure or deficiency, Provider shall, at its expense (a) perform an analysis to identify the cause of any such failure or deficiency, (b) provide University with a report identifying the cause of such failure or deficiency and describing the intended procedure/steps for correcting or resolving such failure or deficiency and the timeline for completing such procedure/steps, (c) if requested by University, meet with University (in person or by teleconference, through their respective Designees or otherwise) to discuss such failure or deficiency and such intended procedure/steps and timeline, (d) promptly cure such failure or deficiency and (e) after such failure or deficiency is cured, promptly notify University that such failure or deficiency has been cured.

[End of Exhibit B]

Exhibit B-14

EXHIBIT C

FORM OF SERVICES ADDENDUM

This SERVICES ADDENDUM (“SA”) is issued pursuant to, and incorporates by reference, that certain Master Services Agreement (as the same may be amended from time to time, the “Agreement”) dated July 1, 2018 by and between Grand Canyon University, an Arizona non-profit corporation formerly known as Gazelle University (“University”), and Grand Canyon Education, Inc., a Delaware corporation (“Provider”).  This SA is effective as of the date set forth below (the “SA Effective Date”).  In the event of a conflict between the terms and conditions of this SA and the terms and conditions in the body of the Agreement, the terms and conditions of the Agreement shall control to the extent of the conflict (unless this SA specifically identifies and overrides the conflicting term(s) and condition(s), in which event, the terms of this SA shall control for this SA only).

Unless otherwise defined in this SA, the capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

The purpose of this Services Addendum is to describe new Services, and related Deliverables and Specifications, that the Parties agree should be provided by Provider to University under the Agreement and, if applicable, describe payment terms for such new Services if payment is not intended to be covered by the arrangement described on Exhibit D to the Agreement.

1.                                      SA Effective Date:             , 20

2.                                      Services.

Provider shall perform the following Services, subject to the terms and conditions in this SA and the Agreement:

[Insert a detailed description of the Services that Provider shall perform.]

3.                                      Deliverables.

The deliverables (“Deliverables”) Provider shall provide to University under this SA are as follows:

[Insert a description of the tangible deliverables that will be delivered to University, if any.]

[See comments below in the Section titled “Intellectual Property” regarding which party will own the Intellectual Property developed under this SA, including any Intellectual Property in the Deliverables.]

4.                                      Specifications.

The Services and Deliverables shall substantially conform to the following Specifications:

Exhibit C-1

[Insert the specifications, requirements and testing criteria applicable to the Services and the Deliverables, if any.]

5.                                      Time Schedule and Meetings.

[Insert the time schedule for the provision of the Services and Deliverables, including any deadlines for the delivery of the Services and Deliverables, and the time and place for any scheduled meetings.]

6.                                      Points of Contact.

For Provider:

For University:

7.                                      Term and Termination.

[Insert the term of the SA and termination rights.]

8.                                      Services Fees and Payment.

a.  Services Fees:

[Insert a description of the Services Fees for the Services and Deliverables if intended not to be covered by Exhibit D of the Agreement.]

b.  Payment Terms:

[Insert the payment terms, if intended not to be covered by Exhibit D of the Agreement.]

9.                                      Intellectual Property.

[If the Services will result in the development of new Intellectual Property, then indicate whether such Intellectual Property will be owned by University as University Intellectual Property as contemplated by Section 10.2.2 (Ownership) of the Agreement or whether such Intellectual Property will remain the property of Provider.  If such Intellectual Property is not University Intellectual Property and will therefore be owned by Provider, then specify what, if any, licenses are granted to University to use such Intellectual Property.  If such Intellectual Property will be owned by University as University Intellectual Property, then specify what, if any, licenses are granted to Provider to use such Intellectual Property.]

10.                               Licenses to Third Party Technology or Materials.

a.  Description: [Insert a detailed description of any licenses or other rights to technology, content or other materials required from any third party for the performance of the Services or the Deliverables.]

b.  Parties:  [Indicate who will obtain the license: Provider or University.]

Exhibit C-2

c.  Fees:  [Include fees, payment terms and responsible party.]

d.  Term: [Indicate license term.]

11.                               Licenses to Provider Technology or Materials.

a.  Grant: [Include a grant of any licenses or other rights to technology, content or other materials from Provider to University or from University to Provider for the performance of the Services or the Deliverables, or attach a separate license agreement.]

b.  Fees:  [Include fees and payment terms.]

c.  Term: [Indicate license term.]

d.  Other: [Include any other license terms.]

12.                               Subcontracting.

[Include any limits on subcontracting. See Section 3.2 of the Agreement.]

13.                               Other Terms.

[Insert a description of any additional terms or conditions applicable to the Services to be provided under this SA.]

IN WITNESS WHEREOF, an authorized representative of each Party has executed this SA as of the SA Effective Date written above.

Grand Canyon University	Grand Canyon Education, Inc.

Signature:	Signature:

Name:	Name:

Title:	Title:

[End of Exhibit C]

Exhibit C-3

EXHIBIT D

PRICING AND PAYMENT TERMS; OTHER AGREEMENTS

1.                                      University Adjusted Gross Revenue.

For purposes of this Agreement, University adjusted gross revenue (“University Adjusted Gross Revenue”) consists of all revenue received by University or its Affiliates in respect of the following (in each case net of refunds and scholarships actually granted by University to its students to the extent accounted for as a discount to tuition):

[***]

2.                                      Payment for Services.

(a)           Services Fees.  On a monthly basis, as provided in Section 3 below, University shall pay Services Fees to Provider for Services rendered hereunder in an amount equal to 60.0% of University Adjusted Gross Revenue.

(b)           Periodic Review.  Not less than ninety (90) days prior to an Optional Adjustment Date (as defined below), either Party shall have the right (but not the obligation) to initiate a new or updated analysis (which may be a transfer pricing study or other market study, as applicable) for the purpose of determining whether the percentage of University Adjusted Gross Revenue payable by University to Provider pursuant to Section 2(a) of this Exhibit D following such Optional Adjustment Date should be adjusted (such adjusted percentage, the “Adjusted Percentage”).  Such analysis shall be performed by a nationally recognized firm with experience in conducting such analyses and which is reasonably acceptable to both Parties (the “Pricing Firm”).  The final analysis submitted by the Pricing Firm shall be binding and conclusive on the Parties and shall not be subject to challenge by either Party. If the Adjusted Percentage, as determined by the Pricing Firm, deviates by more than one (1) percentage point, without rounding, from the percentage set forth in Section 2(a) of this Exhibit D (as then in effect), then Section 2(a) of this Exhibit D shall be deemed amended as of the Optional Adjustment Date to reflect Adjusted Percentage and such Adjusted Percentage shall apply from and after the applicable Optional Adjustment Date.  The Parties acknowledge that the analysis performed by the Pricing Firm may result in the percentage of University Adjusted Gross Revenue payable by University to Provider either changing (increasing or decreasing) or remaining the same.  Each Party will bear half of the fees and costs charged by the Pricing Firm, but no other consideration shall be paid or exchanged between the Parties in connection with the analysis or in implementing any Adjusted Percentage, if applicable.

(c)           “Optional Adjustment Date” means any of the following:  (a) the tenth (10th) anniversary of the Effective Date, and (b) thereafter, the first date of each Renewal Term.

3.                                      Reports and Payment.

(a)           University shall provide to Provider the following reports on or before the thirtieth (30th) day after the end of each calendar month during each calendar year:

Exhibit D-1

(i)            [***]; and

(ii)           a reconciliation of the foregoing monthly reports against actual results obtained during the most recently completed reporting period.

(b)           Concurrently with the delivery of each monthly report required by Section 3(a), University shall also pay or adjust, as applicable, Provider’s portion of University Adjusted Gross Revenue for the subject reporting period by wire transfer of funds to such bank account as Provider may direct by notice to University no later than ten (10) Business Days prior to the scheduled date for such wire transfer.  If no wire transfer instructions are provided within such period, then payment will be made by check.

(c)           Any payment by Provider to University to make up any post-reporting period adjustment shall be paid within thirty (30) days after Provider’s receipt of the applicable report.

(d)           A final reconciliation and payment of amounts due from either party to the other pursuant to this Section 3 shall be made within thirty (30) days after the termination or expiration of this Agreement.

4.                                      Other Agreements between University and Provider.  For so long as the Agreement remains in effect, Services Personnel who apply for and are accepted into a Program at University will not be required to pay tuition or other University fees during their enrollment in any such Program (or Courses comprising such Program) which are in excess of (a) for Services Personnel who are enrolled in traditional Courses, [***], and (b) for Services Personnel who are enrolled in online Courses, [***].  If any Services Personnel are enrolled in a Program at the time the Agreement terminates, this Section 4 will remain in effect with respect to such Services Personnel for the duration of the then current Fiscal Year (ending on the next succeeding June 30) for so long as any such Services Personnel remains in continuous enrollment in such Program following such termination and through the end of such Fiscal Year. Provider shall be responsible for administering this employee benefit as regards Services Personnel.

[End of Exhibit D]

Exhibit D-2

EXHIBIT E

UNIVERSITY MARKS

Registered Trademarks

Mark	U.S. Reg. No.	U.S. Reg. Date
GRAND CANYON UNIVERSITY® (for apparel and expanded services)	5,421,628	03/13/18
GCU LEARNING LOUNGE®	5,372,732	01/08/18
®	5,357,629	12/19/17
STAMPEDE®	5,325,489	10/31/17
GCBC®	5,266,093	08/15/17
LOPES UP!® (for shirts)	5,252,228	07/25/17
GCU (Varsity Stylized), non-color (for apparel, other merchandise): ®	5,216,662	06/06/17
FIND YOUR PURPOSE®	5,211,666	05/30/17
CANYON® (for streaming music services)	5,121,212	01/10/17
LOPES® (for athletic events, etc.)	5,094,661	12/06/16
LOPES UP!® (for athletic events, etc.)	5,082,360	11/15/16
GCU (Varsity Stylized), non-color (for athletic events, etc.): ®	5,086,797	11/22/16
CANYON® (for athletic events, etc.)	4,948,974	05/03/16
GCU (Stylized), non-color: ®	4,939,057	04/19/16
SCHOOL HOUSE CHALK®	4,772,979	07/14/15

Exhibit E-1

Mark		U.S. Reg. No.	U.S. Reg. Date
Antelope Design in colors Purple and Black:	®	4,724,550	04/21/15
‘LOPES and Antelope Design, non-color:	®	4,724,541	04/21/15
Antelope Design in colors Purple and Black:	®	4,633,637	11/04/14
‘LOPES and Antelope Design, non-color:	®	4,633,605	11/04/14
DC NETWORK®		4,496,361	03/11/14
‘LOPES and Antelope Design in color:	®	4,446,483	12/10/13
GRAND CANYON UNIVERSITY ARIZONA 1949 and Design, non-color:	®	4,124,765	04/10/12
GRAND CANYON UNIVERSITY ®		3,039,105	01/10/06
RISE TO THE CHALLENGE OF LEADERSHIP ®		4,096,375	02/07/12

Exhibit E-2

Pending Trademark Applications

Mark	U.S. Appl. No.	U.S. Filing Date
CYBER LOPES	87/305,915	01/18/17
HACKERS WITH HALOS	87/186,903	09/28/16

State Trademarks and Trade Names

Registered Trade Names

State	Trade Name	Reg. No.	Reg. Date
AZ	DC NETWORK	521700	06/01/11
AZ	DOCTORAL COMMUNITY NETWORK	521690	06/01/11
AZ	RISE TO THE CHALLENGE OF LEADERSHIP	521656	06/01/11
ND	GRAND CANYON UNIVERSITY	28164100	12/11/10
AZ	GRAND CANYON UNIVERSITY	502591	10/18/10
AZ	FIND YOUR PURPOSE	493655	06/22/10
AZ	‘LOPES	451860	01/23/09
AZ	THUNDER ‘LOPE	451859	01/23/09
AZ	HEAR THE THUNDER, FEAR THE ‘LOPE	451858	01/23/09
AZ	LEADING AT A HIGHER LEVEL	451856	01/23/09

(a)  Domain Names(1)

1.                                                              ACCREDITEDONLINEPHD.COM

2.                                                              APPLYGCU.COM

3.                                                              APPLYGCU.NET

4.                                                              BLANCHARDMBA.COM

5.                                                              CANYON.COFFEE

6.                                                              CANYON49.COM

7.                                                              CANYON49.RESTAURANT

8.                                                              CANYON49.REVIEWS

9.                                                              CANYON49GRILL.COM

10.                                                       CANYONANGEL.ORG

11.                                                       CANYONANGELS.COM

(1)  The list of domain registrations includes domains not currently in use and some derogatory domains purchased as a protective measure to prevent third parties from registering and using them.

Exhibit E-3

12.                                                       CANYONANGELS.ORG

13.                                                       CANYONBEVCO.COM

14.                                                       CANYONED.COM

15.                                                       CANYONEDU.COM

16.                                                       CANYONENTERPRISES.COM

17.                                                       CANYONENTERPRISES.ORG

18.                                                       CANYONEVENTS.COM

19.                                                       CANYONEVENTS.MOBI

20.                                                       CANYONEXCHANGE.COM

21.                                                       CANYONMUSICFESTIVAL.COM

22.                                                       CANYONPROMOTIONS.COM

23.                                                       CAREERANDCOLLEGES.COM

24.                                                       CEELEARNING.COM

25.                                                       CENTERFORCHRISTIANARTS.COM

26.                                                       CENTERFORCHRISTIANARTS.ORG

27.                                                       CHOOSEDISTRICTSCHOOLS.COM

28.                                                       CHOOSEDISTRICTSCHOOLS.ORG

29.                                                       CHOOSEGCU.COM

30.                                                       CIRTFACULTY.COM

31.                                                       CLUBGCU.COM

32.                                                       COLLEGEOF.EDUCATION

33.                                                       COREVALUESCORP.COM

34.                                                       CREDITSFORLIFE.COM

35.                                                       DISTRICTARIZONA.COM

36.                                                       DISTRICTAZ.COM

37.                                                       DRINKSTAMPEDE.COM

38.                                                       EDUCATIONPHD.COM

39.                                                       EDUSERVICES.COM

40.                                                       ENERGYSTAMPEDE.COM

41.                                                       ENROLLGCU.COM

42.                                                       EXCHANGECANYON.COM

43.                                                       FUCKGCU.COM

44.                                                       FUCK-GCU.COM

45.                                                       FUCKGCU.NET

46.                                                       FUCK-GCU.NET

47.                                                       FUCKUGCU.COM

48.                                                       FUCKU-GCU.COM

49.                                                       FUCK-U-GCU.COM

50.                                                       FUCKUGCU.NET

51.                                                       FUCKU-GCU.NET

52.                                                       FUCK-U-GCU.NET

53.                                                       FUCKYOUGCU.COM

54.                                                       FUCKYOU-GCU.COM

55.                                                       FUCK-YOU-GCU.COM

56.                                                       FUCKYOUGCU.NET

57.                                                       FUCKYOU-GCU.NET

58.                                                       FUCK-YOU-GCU.NET

59.                                                       FUGCU.COM

Exhibit E-4

60.                                                       FU-GCU.COM

61.                                                       F-U-GCU.COM

62.                                                       FUGCU.NET

63.                                                       FU-GCU.NET

64.                                                       F-U-GCU.NET

65.                                                       FUTURELOPE.COM

66.                                                       FUTURELOPECSET.COM

67.                                                       FUTURELOPECWA.COM

68.                                                       FUTURELOPESTEM.COM

69.                                                       GCBEVCO.COM

70.                                                       GCBEVERAGECO.COM

71.                                                       GCEDSERV.COM

72.                                                       GCEDSERVICES.COM

73.                                                       GCEDUCATIONALSERVICES.COM

74.                                                       GCEDUCATIONSERVICES.COM

75.                                                       GCESERV.COM

76.                                                       GCU.COFFEE

77.                                                       GCU.NET

78.                                                       GCU.REVIEWS

79.                                                       GCU.SOCCER

80.                                                       GCU.TODAY

81.                                                       GCU.UNIVERSITY

82.                                                       GCU.WTF

83.                                                       GCU.XXX

84.                                                       GCU4ME.COM

85.                                                       GCU4U.COM

86.                                                       GCUACAPELLA.COM

87.                                                       GCUALUMNI.COM

88.                                                       GCUAPPS.COM

89.                                                       GCUARENA.COM

90.                                                       GCUARENA.NET

91.                                                       GCUARENA.ORG

92.                                                       GCUATHLETICS.COM

93.                                                       GCUBEACHVOLLEYBALL.COM

94.                                                       GCUBEVERAGECO.COM

95.                                                       GCUBLOWS.COM

96.                                                       GCU-BLOWS.COM

97.                                                       GCUBLOWS.NET

98.                                                       GCU-BLOWS.NET

99.                                                       GCUBLOWS.ORG

100.                                                GCUCAMPUS.COM

101.                                                GCUCAMPUS.NET

102.                                                GCUCLUBBASEBALL.COM

103.                                                GCUCLUBGOLF.COM

104.                                                GCUCLUBHOCKEY.COM

105.                                                GCUCLUBTENNIS.CLUB

106.                                                GCUCLUBWRESTLING.COM

107.                                                GCUCOLLEGE.COM

Exhibit E-5

108.                                                GCUCOLLEGEONLINE.COM

109.                                                GCUCROSSCOUNTRY.COM

110.                                                GCUCYCLING.COM

111.                                                GCUEDONLINE.COM

112.                                                GCUEDU.COM

113.                                                GCUEDU.MOBI

114.                                                GCUEDUCATE.COM

115.                                                GCUEDUCATIONONLINE.COM

116.                                                GCUEDUCATIONSUCKS.COM

117.                                                GCU-EDUCATION-SUCKS.COM

118.                                                GCUEDUCATIONSUCKS.NET

119.                                                GCU-EDUCATION-SUCKS.NET

120.                                                GCUEMBASUCKS.COM

121.                                                GCUEMBASUCKS.NET

122.                                                GCU-EMBA-SUCSKS.COM

123.                                                GCU-EMBA-SUCSKS.NET

124.                                                GCUENROLL.COM

125.                                                GCUEVENTS.COM

126.                                                GCUFLAGFOOTBALL.COM

127.                                                GCUGOLF.ACADEMY

128.                                                GCUGOLF.COM

129.                                                GCUGOLF.REVIEWS

130.                                                GCUGRADSCHOOL.COM

131.                                                GCUHAVOC.COM

132.                                                GCUHAVOCS.COM

133.                                                GCUHELL.COM

134.                                                GCU-HELL.COM

135.                                                GCUHELL.NET

136.                                                GCU-HELL.NET

137.                                                GCUHELL.ORG

138.                                                GCUHOCKEY.COM

139.                                                GCUHOTEL.COM

140.                                                GCUHOTEL.REVIEWS

141.                                                GCUHOTELBOOKING.COM

142.                                                GCUHOTELDEALS.COM

143.                                                GCUICEHOCKEY.COM

144.                                                GCUISCRAP.COM

145.                                                GCU-IS-CRAP.COM

146.                                                GCUISCRAP.NET

147.                                                GCU-IS-CRAP.NET

148.                                                GCUISSHIT.COM

149.                                                GCU-IS-SHIT.COM

150.                                                GCUISSHIT.NET

151.                                                GCU-IS-SHIT.NET

152.                                                GCUJOURNAL.COM

153.                                                GCULACROSSE.COM

154.                                                GCULEARN.COM

155.                                                GCULICENSING.COM

Exhibit E-6

156.                                                GCULOP.ES

157.                                                GCULOPECOUNTRY.COM

158.                                                GCULOPES.MOBI

159.                                                GCULOPES.TV

160.                                                GCULOPESCOUNTRY.COM

161.                                                GCUMAIL.COM

162.                                                GCUMAIL.NET

163.                                                GCUMBASUCKS.COM

164.                                                GCU-MBA-SUCKS.COM

165.                                                GCUMBASUCKS.NET

166.                                                GCU-MBA-SUCKS.NET

167.                                                GCUMEDIA.COM

168.                                                GCUMENSCLUBSOCCER.COM

169.                                                GCUMISSIONS.COM

170.                                                GCUNOW.COM

171.                                                GCUNURSESSUCK.COM

172.                                                GCU-NURSES-SUCK.COM

173.                                                GCUNURSESSUCK.NET

174.                                                GCU-NURSES-SUCK.NET

175.                                                GCUNURSINGSUCKS.COM

176.                                                GCU-NURSING-SUCKS.COM

177.                                                GCUNURSINGSUCKS.NET

178.                                                GCU-NURSING-SUCKS.NET

179.                                                GCUONLINE.NET

180.                                                GCUONLINEPROGRAMS.COM

181.                                                GCUPOC.COM

182.                                                GCUPURPOSE.COM

183.                                                GCURACESERIES.COM

184.                                                GCURESORT.COM

185.                                                GCURESTAURANT.COM

186.                                                GCUROCKS.COM

187.                                                GCUSCHOOL.COM

188.                                                GCUSOCCER.COM

189.                                                GCUSTORE.COM

190.                                                GCUSTUDENTLOANFORGIVENESS.COM

191.                                                GCUSUCKS.COM

192.                                                GCU-SUCKS.COM

193.                                                GCUSUCKS.NET

194.                                                GCU-SUCKS.NET

195.                                                GCUSUCKS.ORG

196.                                                GCUSWIMMING.COM

197.                                                GCUTEAMSHOP.COM

198.                                                GCUTENNIS.COM

199.                                                GCUTHUNDER.COM

200.                                                GCUTHUNDERTICKET.COM

201.                                                GCUTICKETS.COM

202.                                                GCUTIX.COM

203.                                                GCUTODAY.COM

Exhibit E-7

204.                                                GCUTRIATHLON.COM

205.                                                GCUTV.COM

206.                                                GCUULTIMATEFRISBEE.COM

207.                                                GCUVOLLEYBALL.COM

208.                                                GCUWOMENSCLUBSOCCER.COM

209.                                                GODGIVENTALENT.TV

210.                                                GRANDCANYON.EDUCATION

211.                                                GRANDCANYONBEVERAGE.CO

212.                                                GRANDCANYONBEVERAGE.COM

213.                                                GRANDCANYONBEVERAGECO.COM

214.                                                GRANDCANYONED.COM

215.                                                GRANDCANYONEDUCATION.COM

216.                                                GRANDCANYONEDUCATIONALSERVICES.COM

217.                                                GRANDCANYONEDUCATIONSERVICES.COM

218.                                                GRANDCANYONLOANFORGIVENESS.COM

219.                                                GRANDCANYONUNIVERSITY.NET

220.                                                GRAND-CANYON-UNIVERSITY.NET

221.                                                GRANDCANYONUNIVERSITY.WTF

222.                                                GRANDCANYONUNIVERSITY.XXX

223.                                                GRANDCANYONUNIVERSITYARENA.COM

224.                                                GRANDCANYONUNIVERSITYARENA.NET

225.                                                GRANDCANYONUNIVERSITYARENA.ORG

226.                                                GRANDCANYONUNIVERSITYINFO.COM

227.                                                GRANDCANYONWOMENSLACROSSE.COM

228.                                                GRANDCE.COM

229.                                                GROWINGMYPURPOSE.COM

230.                                                HERDONCAMPUS.COM

231.                                                IHATEGCU.COM

232.                                                IHATEGCU.NET

233.                                                IHATEGCU.ORG

234.                                                INSTANTKNOODLES.COM

235.                                                INSTRUCTIONALRESEARCH.COM

236.                                                JBTSONLINE.ORG

237.                                                JOINGCU.COM

238.                                                LEARNGCU.COM

239.                                                LOPE.MOBI

240.                                                LOPEALOOZA.COM

241.                                                LOPEALOOZA.INFO

242.                                                LOPEALOOZA.NET

243.                                                LOPEALOOZA.ORG

244.                                                LOPECOUNTRY.COM

245.                                                LOPEHOUSE.COM

246.                                                LOPEHOUSE.RESTAURANT

247.                                                LOPEHOUSE.REVIEW

248.                                                LOPES.TV

249.                                                LOPES.XXX

250.                                                LOPESCOUNTRY.COM

251.                                                LOPESHOP.COM

Exhibit E-8

252.                                                LOPESHOP.NET

253.                                                LOPESHOPS.COM

254.                                                LOPESHOPS.NET

255.                                                LOPESLICENSING.COM

256.                                                LOPESPORTAL.COM

257.                                                LOPESTEAMSHOP.COM

258.                                                LOPESTHUNDER.COM

259.                                                LOPESTICKET.COM

260.                                                LOPESTICKETS.COM

261.                                                LOPESTIX.COM

262.                                                LOPESTORE.COM

263.                                                LOPESTV.COM

264.                                                LOPETEAMSHOP.COM

265.                                                LOPETICKET.COM

266.                                                LOPETICKETS.COM

267.                                                LOPEZTICKET.COM

268.                                                LOPEZTICKETS.COM

269.                                                MADEGREES.COM

270.                                                MASTERSONLINE.COM

271.                                                MSDEGREES.COM

272.                                                MYGCUFUTURE.COM

273.                                                MYGIVENPURPOSE.COM

274.                                                MYTRANSFERCREDITS.COM

275.                                                PAINTTHEVALLEYPURPLE.COM

276.                                                PHDEDUCATION.COM

277.                                                PROFESSIONALSTUDIES.COM

278.                                                PROFESSIONALSTUDIES.NET

279.                                                RANKINGONLINESCHOOLS.COM

280.                                                RESOLUTION2011.COM

281.                                                RESOLUTION2011.NET

282.                                                RESOLUTION2011.ORG

283.                                                RESOLUTION2012.COM

284.                                                RESOLUTION2012.NET

285.                                                RESOLUTION2012.ORG

286.                                                RESOLUTION2013.NET

287.                                                RESOLUTION2013.ORG

288.                                                RESOLUTION2014.COM

289.                                                RESOLUTION2014.NET

290.                                                RESOLUTION2014.ORG

291.                                                RESOLUTION2015.COM

292.                                                RESOLUTION2015.NET

293.                                                RESOLUTION2015.ORG

294.                                                RESOLUTION2016.COM

295.                                                RESOLUTION2016.NET

296.                                                RESOLUTION2016.ORG

297.                                                RESOLUTION2017.COM

298.                                                RESOLUTION2017.NET

299.                                                RESOLUTION2017.ORG

Exhibit E-9

300.                                                RESOLUTION2018.COM

301.                                                RESOLUTION2018.NET

302.                                                RESOLUTION2018.ORG

303.                                                RESOLUTION2019.COM

304.                                                RESOLUTION2019.NET

305.                                                RESOLUTION2019.ORG

306.                                                RESOLUTION2020.NET

307.                                                RESOLUTION2020.ORG

308.                                                RESOLUTION2021.COM

309.                                                RESOLUTION2021.NET

310.                                                RESOLUTION2021.ORG

311.                                                RESOLUTIONFEST.COM

312.                                                RESOLUTIONFESTIVAL.COM

313.                                                RESOLUTIONFESTIVAL.ORG

314.                                                RESOURCECLOSET.COM

315.                                                ROCKATGCU.COM

316.                                                RUNTOFIGHTCANCER.COM

317.                                                RUNTOFIGHTCANCER.ORG

318.                                                SCHOOLHOUSECHALK.COM

319.                                                SCHOOLSINPHOENIX.COM

320.                                                SCREWGCU.COM

321.                                                SCREW-GCU.COM

322.                                                SCREWGCU.NET

323.                                                SCREW-GCU.NET

324.                                                SHAREMYPURPOSE.COM

325.                                                SHOWINGPURPOSE.COM

326.                                                SHOWMYPURPOSE.COM

327.                                                STAMPEDEDRINK.COM

328.                                                STUDENTLOANFORGIVENESSGCU.COM

329.                                                STUDENTLOANFORGIVENESSGRANDCANYONUNIVERSITY.COM

330.                                                TALKTOBRENDA.COM

331.                                                TEACHFORPURPOSE.COM

332.                                                TEACHINGPHD.COM

333.                                                THECENTERFORCHRISTIANARTS.COM

334.                                                THECENTERFORCHRISTIANARTS.ORG

335.                                                THECOLLEGEGOSSIP.COM

336.                                                THETHUNDERGROUND.COM

337.                                                THUNDERLOPES.COM

338.                                                TOURGCU.COM

339.                                                TRANSFERTOGCU.COM

340.                                                TRANSFERYOURCREDITS.COM

341.                                                UNITEDBYPURPOSE.COM

342.                                                WORSHIPISOURFOOTBALL.COM

343.                                                WORSHIPISOURFOOTBALL.INFO

344.                                                WORSHIPISOURFOOTBALL.NET

345.                                                WORSHIPISOURFOOTBALL.ORG

346.                                                WORSHIPOLOGIST.COM

Exhibit E-10